UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

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ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

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222 Merchandise Mart Plaza, Suite 2024

Chicago, IL 60654

Telephone: (312) 506-1230

Facsimile: (312) 506-1201

April 8, 2011

Fellow Stockholder:

You are cordially invited to attend the Allscripts Healthcare Solutions, Inc. 2011 Annual Meeting of Stockholders on Friday, May 20, 2011 at 9:00 a.m., local time. The meeting will be held at Allscripts’ principal offices located at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654.

Today, we mailed to most of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our 2011 proxy statement and annual report over the Internet and vote online. All other stockholders will continue to receive a copy of the proxy statement and annual report by mail unless they elect to receive the annual meeting materials over the Internet. The Notice and proxy statement contain instructions on how you can (i) receive a paper copy of the proxy statement and annual report, if you only received a Notice by mail, or (ii) elect to receive your proxy statement and annual report over the Internet, if you received them by mail this year.

The accompanying Notice of Internet Availability of Proxy Materials and the proxy statement describe the business to be transacted at the annual meeting and provide other information concerning Allscripts of which you should be aware when you vote your shares. All stockholders are welcome to attend the annual meeting.

Your vote is important. Whether or not you plan to attend the annual meeting, I urge you to authorize your proxy as soon as possible. You may vote by proxy on the Internet or by telephone, or, if you received the proxy materials by mail, you may also vote by mail. Your vote will ensure your representation at the annual meeting regardless of whether you attend in person. In any event, please vote as soon as possible.

On behalf of Allscripts’ Board of Directors and our management team, I would like to express our appreciation for your interest in Allscripts.

Sincerely,

Glen E. Tullman

Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 20, 2011

To the Stockholders of Allscripts Healthcare Solutions, Inc.:

This proxy statement is being furnished to holders of shares of Allscripts Healthcare Solutions, Inc. (“Allscripts”) common stock in connection with the solicitation of proxies by the board of directors of Allscripts for use at the annual meeting of stockholders to be held on Friday, May 20, 2011 at 9:00 a.m., local time. The meeting will be held at Allscripts’ principal offices located at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654. The annual meeting is being held for the following purposes:

1.	to elect the eight director nominees named in the proxy statement to serve until the 2012 Annual Meeting of Stockholders;

2.	to approve the adoption of the Allscripts Healthcare Solutions, Inc. 2011 Stock Incentive Plan;

3.	to hold an advisory vote on executive compensation;

4.	to hold an advisory vote on the frequency with which an advisory vote on executive compensation should be held;

5.	to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

6	to transact any and all other business that may properly come before the annual meeting or any adjourned session of the annual meeting.

The Board of Directors recommends the following votes:

•	FOR the election of all of the nominees for the Board of Directors;

•	FOR the adoption of the Allscripts Healthcare Solutions, Inc. 2011 Stock Incentive Plan;

•

FOR approval of the resolution to approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement;

•	FOR approval, on an advisory basis, of a triennial frequency for the stockholder advisory vote on executive compensation; and

•	FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

Only stockholders who owned shares of Allscripts common stock at the close of business on March 31, 2011, the record date for the annual meeting, are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement of it.

Your vote is important. We urge you to vote your shares promptly, even if you plan to attend the annual meeting. You may vote over the Internet, by telephone or, if you received the proxy materials by mail, by returning the enclosed proxy card. Specific instructions on how to vote can be found on the proxy card.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 20, 2011:

This proxy statement and the transition report for the seven months ended December 31, 2010 are available at: http://www.proxyvote.com

By Order of the Board of Directors,

Lee Shapiro

President and Secretary

April 8, 2011

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Proxy Statement

Transition Report on Form 10-KT

We have made available or enclosed with this proxy statement a copy of our Annual Report to Stockholders, which includes our Transition Report on Form 10-KT for the seven months ended December 31, 2010, without exhibits. You may access the exhibits described in the Form 10-KT through our website at www.allscripts.com or obtain a copy of the exhibits for a fee upon request. To request a copy of such exhibits, please contact Lee Shapiro, Secretary, Allscripts Healthcare Solutions, Inc., 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654.

This proxy statement and form of proxy are first being sent to stockholders on or about April 8, 2011.

PROXY STATEMENT

GENERAL

This proxy statement contains information related to the annual meeting of stockholders of Allscripts Healthcare Solutions, Inc. (“Allscripts”) to be held on May 20, 2011, beginning at 9:00 a.m., local time. The meeting will be held at Allscripts’ principal offices located at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654. The proxy statement was prepared under the direction of Allscripts’ board of directors to solicit your proxy for use at the annual meeting. It will be made available and mailed to stockholders on or about April 8, 2011.

On October 10, 2008, the transactions (the “2008 Misys Transactions”) contemplated by the Agreement and Plan of Merger by and among Allscripts, Misys plc (“Misys”), Misys Healthcare Systems, LLC (“Misys Healthcare”) and Patriot Merger Company, LLC, were consummated. In connection with the consummation of the 2008 Misys Transactions, Allscripts Healthcare Solutions, Inc. was renamed Allscripts-Misys Healthcare Solutions, Inc. and we changed our fiscal year end from December 31st to May 31st. For accounting purposes, the 2008 Misys Transactions are treated as a “reverse acquisition,” with Misys Healthcare deemed to be the acquirer. As a result of the reverse acquisition accounting, Misys Healthcare’s financial statements became our historical financial statements. (Please refer to our Form 10-K for the fiscal year ended May 31, 2009 for more information). However, historical compensation related disclosure is derived from the historical financial statements of legacy Allscripts Healthcare Solutions, Inc. for periods prior to the consummation of the 2008 Misys Transactions.

On June 9, 2010, we announced that we had entered into a Framework Agreement with Misys, which was subsequently amended on July 26, 2010 (as amended, the “Framework Agreement”). Pursuant to the Framework Agreement, Allscripts and Misys agreed to reduce Misys’ existing indirect ownership interest in Allscripts. As of June 8, 2010, Misys held indirectly 79.8 million shares of our common stock, representing approximately 54.5% of the aggregate voting power of our capital stock. As of March 31, 2011, Misys no longer holds any shares of our common stock.

On August 24, 2010, we consummated the previously announced merger with Eclipsys Corporation (“Eclipsys”), a leading enterprise provider of solutions and services for hospitals and clinicians, and Arsenal Merger Corp., a wholly owned subsidiary of Allscripts (“Merger Sub”). Pursuant to the terms of the merger agreement, Merger Sub was merged with and into Eclipsys (the “Merger”), with Eclipsys surviving the Merger and becoming a wholly owned subsidiary of Allscripts. In connection with the Framework Agreement and the Merger, we changed our name from Allscripts-Misys Healthcare Solutions, Inc. to Allscripts Healthcare Solutions, Inc. and changed our fiscal year end from May 31st to December 31st.

QUESTIONS AND ANSWERS ABOUT THE 2010 ANNUAL MEETING

When and where is the annual meeting?

The 2011 Annual Meeting of Stockholders will be held on May 20, 2011, at 9:00 a.m., local time, at Allscripts’ principal offices located at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654.

What am I voting on?

We are soliciting your vote on the following:

1.	to elect the eight director nominees named in the proxy statement to serve until the 2012 Annual Meeting of Stockholders;

2.	to approve the adoption of the Allscripts Healthcare Solutions, Inc. 2011 Stock Incentive Plan;

3.	to approve, on an advisory basis, the compensation of the company’s named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosures, set forth in this Proxy Statement;

4.	to approve, on an advisory basis, the frequency with which an advisory vote on executive compensation should be held;

5.	to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

6.	to transact any and all other business that may properly come before the annual meeting or any adjourned session of the annual meeting.

How does the Allscripts’ board of directors recommend that stockholders vote?

Allscripts’ board of directors has recommended that Allscripts stockholders vote FOR the election of each director nominee, FOR the approval of the adoption of the Allscripts Healthcare Solutions, Inc. 2011 Stock Incentive Plan, FOR approval of the resolution to approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement, FOR approval, on an advisory basis, of a triennial frequency for the stockholder advisory vote on executive compensation, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011, and vote FOR or AGAINST any other properly raised matters, at the discretion of Messrs. Tullman and Shapiro.

Who may vote?

Allscripts stockholders at the close of business on March 31, 2011, the record date for the 2011 annual meeting, are entitled to vote. On that date, there were 190,166,696 shares of Allscripts common stock outstanding.

How many votes do I have?

Each share that you own of Allscripts common stock entitles you to one vote.

How do I vote?

Your shares can be voted at the annual meeting only if you are present in person or represented by proxy. Even if you plan to attend the meeting, we urge you to authorize your proxy in advance. We encourage you to authorize your proxy electronically by going to the http://www.proxyvote.com website or by calling the toll-free number (for residents of the United States and Canada) listed on your proxy card. Please have your proxy card in hand when going online or calling. If you authorize your proxy electronically, you do not need to return your proxy card. If you received proxy materials by mail and choose to authorize your proxy by mail, simply mark your proxy card, and then date, sign and return it in the postage-paid envelope provided.

If you hold your shares beneficially in street name, i.e., through a nominee (such as a bank or broker), you may be able to authorize your proxy by telephone or the Internet as well as by mail. You should follow the instructions you receive from your broker or other nominee to vote these shares.

How does discretionary voting authority apply?

If you sign, date and return your proxy card, your vote will be cast as you direct. If you do not indicate how you want to vote, you give authority to Glen E. Tullman, Chief Executive Officer, and Lee Shapiro, President, to vote for the items discussed in these proxy materials and any other matter that is properly raised at the annual meeting. In such a case, your vote will be cast FOR the election of each director nominee, FOR the approval of the adoption of the Allscripts Healthcare Solutions, Inc. 2011 Stock Incentive Plan, FOR approval of the resolution to approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement, FOR approval, on an advisory basis, of a triennial frequency for the stockholder advisory vote on executive compensation, FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011, and vote FOR or AGAINST any other properly raised matters, at the discretion of Messrs. Tullman and Shapiro.

May I revoke my proxy?

Yes. You may revoke your proxy at any time before it is exercised in one of four ways:

1.	by sending a written notice to the corporate secretary of Allscripts that is received prior to the annual meeting stating that the Allscripts stockholder revokes his or her proxy;

2.	by properly completing a new proxy card bearing a later date and properly submitting it so that it is received prior to the annual meeting;

3.	by logging onto the Internet website specified on the proxy card in the same manner a stockholder would to submit his or her proxy electronically or by calling the toll-free number specified on the proxy card prior to the annual meeting, in each case if the Allscripts stockholder is eligible to do so and following the instructions on the proxy card; or

4.	by attending the annual meeting and voting in person.

Simply attending the annual meeting will not revoke a proxy. However, if an Allscripts stockholder holds shares in “street name” by his or her broker and has directed such person to vote his or her shares, he or she should instruct such person to change his or her vote.

What does it mean if I receive more than one proxy card?

Your shares are likely registered differently or are in more than one account. You should sign and return all proxy cards to guarantee that all of your shares are voted.

What constitutes a quorum?

The presence, in person or by proxy, of the holders of one-third of the total number of shares of Allscripts common stock issued and outstanding as of the record date constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or over the Internet, or if you attend the annual meeting.

Abstentions and broker non-votes are counted as “shares present” at the annual meeting for purposes of determining whether a quorum exists. A broker non-vote occurs when a bank or broker submits a proxy that does not indicate a vote for a proposal because he or she does not have voting authority and has not received voting instructions from you. Please note that banks and brokers cannot vote on their clients’ behalf on “non-routine”

proposals. “Routine” matters include Proposal 5 relating to the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered accounting firm. Other than Proposal 5, all other proposals set forth in this Proxy Statement are not considered routine matters and brokers may not vote on behalf of their clients if no voting instructions have been furnished. Please vote your shares on all proposals.

What vote is required to approve the proposals?

Election of Directors: A plurality of the votes cast will elect directors. This means that the eight nominees who receive the highest number of votes will be elected. If you do not want to vote your shares for a particular nominee, you may indicate that in the space provided on the proxy card or withhold authority as prompted during telephone or Internet voting.

Adoption of the Allscripts Healthcare Solutions, Inc. 2011 Stock Incentive Plan: Approval of the adoption of the Allscripts Healthcare Solutions, Inc. 2011 Stock Incentive Plan requires the affirmative vote of a majority of the shares present or represented by proxy and having the power to vote at the annual meeting. A stockholder abstention will have the effect of a vote against the approval of the plan, but a broker non-vote will have no effect.

Approval, on an advisory basis, of the compensation of the Company’s named executive officers, as described in this Proxy Statement: Approval, on an advisory basis, of the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement, requires the affirmative vote of a majority of the shares present or represented by proxy and having the power to vote at the annual meeting. A stockholder abstention will have the effect of a vote against the approval of the proposal, but a broker non-vote will have no effect.

Approval, on an advisory basis, of the frequency with which an advisory vote on executive compensation should be held: The option of one year, two years or three years that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on executive compensation that has been selected by stockholders. However, because this vote is advisory and not binding on the Board of Directors in any way, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

Ratification of the Appointment of the Independent Registered Public Accounting Firm: Although we are not required to submit the appointment of our independent registered public accounting firm to a vote of stockholders, we believe that it is appropriate to ask that you ratify the appointment. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 requires the affirmative vote of a majority of the shares present or represented by proxy at the annual meeting. A stockholder abstention will have the effect of a vote against the ratification of the appointment of PricewaterhouseCoopers LLP.

How do I submit a stockholder proposal?

The deadline has passed for submitting a proposal to be raised at the 2011 Annual Meeting of Stockholders. To submit a proposal to be included in our proxy statement for the 2012 Annual Meeting of Stockholders, you must submit a proposal no later than January 21, 2012. Your proposal must comply with the proxy rules of the Securities and Exchange Commission (the “SEC”). You should send your proposal to our Secretary at our address on the cover of this proxy statement.

You also may submit a proposal that you do not want included in the proxy statement but that you want to raise at the 2012 Annual Meeting of Stockholders. We must receive your proposal in writing on or after December 22, 2011, but no later than January 21, 2012. To be properly brought before an annual meeting, our by-laws require that your proposal give: (1) a brief description of the business you want to bring before the meeting and the reasons for conducting such business at the meeting; (2) your name and address as they appear on our stock records and the name and address of any associated person on whose behalf the proposal is made; (3) the class or series and number of shares of capital stock of Allscripts which are owned beneficially or of record by you or such associated person; (4) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, you or such associated person with respect to any share of stock of Allscripts (which information shall be updated by you and such associated person, if any, as of the record date of the meeting not later than ten days after the record date for the meeting); (5) a description of all arrangements or understandings between you or such associated person and any other persons (including their names) in connection with your proposal of such business and any material interest you or such associated person may have in such business; and (6) a representation that you or such associated person intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

Who pays to prepare, mail and solicit the proxies?

The Company has engaged the firm of D.F. King & Co., Inc. to assist in distributing and soliciting proxies for a fee of $10,000, plus expenses. However, the proxy solicitor fee is only a small fraction of the total cost of the proxy process. The largest expense in the proxy process is printing and mailing the proxy materials. We will pay the entire cost of preparing, mailing and soliciting these proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the proxy materials to the beneficial owners of our common stock and to obtain the authority to execute proxies. In addition to mailing proxy materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated.

How can I reduce the environmental impact of our annual meeting by requesting electronic delivery of annual meeting materials?

We encourage you to choose electronic (e-mail) delivery of future annual meeting materials by visiting www.proxyvote.com. Please follow the Vote By Internet instructions on the proxy card or the Notice of Internet Availability of Proxy Materials and you will be provided with the opportunity to choose electronic delivery for future meeting materials.

Who can answer my questions?

If you have any questions about the annual meeting, please contact us at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654; telephone: (312) 506-1230.

PROPOSAL 1—ELECTION OF DIRECTORS

The board of directors proposes (i) based on the recommendation of the Eclipsys Nominating Committee, as to Messrs. Eugene Fife, Edward Kangas and Philip Pead, (ii) based on the recommendation of the Allscripts Nominating Committee, as to Messrs. Marcel L. “Gus” Gamache, Philip D. Green, Michael J. Kluger and Glen E. Tullman, and (iii) based on the recommendation of the Nominating and Governance Committee, as to Mr. Dennis Chookaszian, the nominees listed below, all of whom are currently serving as directors, to be elected for a new term expiring at the 2012 annual meeting. Pursuant to Allscripts by-laws and the terms of the merger agreement with Eclipsys, Allscripts has agreed to nominate Messrs. Tullman and Pead for election to the board of directors at the first three annual meetings of stockholders following the closing of the merger with Eclipsys.

The following professional biographies set forth the names of the persons proposed to be nominated for election as directors, their principal occupations, all positions and offices with Allscripts presently held by them and the date on which they were first elected or appointed as directors. The professional biography of each of the directors also contains information regarding some of the experiences, qualifications, attributes or skills that led to the conclusion that the nominee should serve as a director of Allscripts. In addition to the individual experiences and attributes of each of the directors described in the following professional biographies, Allscripts highly values the collective experiences and qualifications of the directors. We believe that the collective experiences, viewpoints and perspectives of our directors results in a board of directors with the commitment and energy to advance the interests of our stockholders.

Your shares will be voted in person at the annual meeting as you specify on the enclosed proxy card, by telephone or Internet voting. If you return a signed proxy card but do not specify how you want your shares voted, we will vote them FOR the election of each director nominee. If any of the director nominees is unable or fails to stand for election, the persons named in the proxy presently intend to vote your shares FOR a substitute nominee nominated by the applicable nominating committee. The board does not anticipate that any nominee will be unable to serve.

The nominees have provided the following information about themselves.

Dennis H. Chookaszian, 67, was appointed to our board of directors in September 2010. Since 2007, Mr. Chookaszian has served as Chairman of the Financial Accounting Standards Advisory Council. From 1999 until 2001, Mr. Chookaszian served as Chairman and Chief Executive Officer of mPower, Inc., a financial advice provider focused on the on-line management of 401(k) plans. Mr. Chookaszian served as Chairman and Chief Executive Officer of CNA Insurance Companies from 1992 to 1999. During his 27-year career with CNA, Mr. Chookaszian held several management positions at the business unit and corporate levels, including President and Chief Operating Officer from 1990 to 1992 and Chief Financial Officer from 1975 to 1990. Mr. Chookaszian currently serves as a director of CME Group, Inc., Career Education Corporation, LoopNet, Inc. and Insweb Corp. and, within the past five years, has served as a director of Sapient Corporation. Mr. Chookaszian is a registered certified public accountant. The board of directors concluded that Mr. Chookaszian should continue to serve as a director of Allscripts in part due to his experience in finance and accounting, along with his wide range of business experience as a chief executive officer and public company board member.

Eugene V. Fife, 70, was appointed to our board of directors in August 2010. From April 2005 to November 14, 2005, Mr. Fife served as Chief Executive Officer and President of Eclipsys on an interim basis. Since December 1999, Mr. Fife has served as the founding principal of Vawter Capital, LLC, a private investment firm. Mr. Fife was formerly a general partner in Goldman Sachs & Co., where he served as a member of its Management Committee and as Chairman of Goldman Sachs International. He retired from Goldman Sachs & Co. in 1995, but continues to serve as a Senior Director of the firm. Mr. Fife is also a director of Caterpillar, Inc., a heavy equipment and engine manufacturer, and had been a director of Eclipsys from May 1997 to August 2010 and served as Chairman of the Eclipsys board from January 2003 to August 2010. The board of directors concluded that Mr. Fife should continue to serve as a director of Allscripts in part due to his 26 years of experience in investment banking, which gives him insight regarding financial capital markets, strategic transactions and international business. In addition, Mr. Fife’s former service as the interim Chief Executive Officer and President of Eclipsys and long board service at Eclipsys also provide an institutional wealth of knowledge about Eclipsys and the healthcare industry generally.

Marcel L. “Gus” Gamache, 68, was elected to our board of directors in August 2003. From 1994 to 2005, Mr. Gamache was President and Chief Executive Officer of ConnectiCare, a Farmington, Connecticut-based managed care company serving more than 270,000 members in Connecticut and western Massachusetts. Prior to his work at ConnectiCare, Mr. Gamache was employed for 19 years at Blue Cross and Blue Shield of Massachusetts where he served as internal auditor, Controller and Senior Vice President for Information Services. Mr. Gamache currently serves on the board of directors of a number of privately-held companies. The board of directors concluded that Mr. Gamache should continue to serve as a director of Allscripts in part due to his knowledge of the healthcare industry through his experience as the President and Chief Executive Officer of ConnectiCare as well as his prior work experience at Blue Cross and Blue Shield of Massachusetts.

Philip D. Green, 60, was elected to our board of directors in 1992 and serves as the board of directors’ lead independent director. Mr. Green is President of PDG Consulting, LLC, a healthcare IT consulting company. From July 2006 to November 30, 2008, Mr. Green was President, Strategic Business Initiatives, at the University of Pittsburgh Medical Center (“UPMC”). Before joining UPMC, Mr. Green was a partner with the law firm of Gardner Carton & Douglas, LLP since June 2004. From June 2000 to June 2004, Mr. Green was a partner with Akin, Gump, Strauss, Hauer & Feld, L.L.P. From 1989 to June 2000, Mr. Green was a partner with the law firm of Green, Stewart, Farber & Anderson, P.C., of which Mr. Green was a founding partner. From 1978 through 1989, Mr. Green was a partner in the Washington, D.C. based law firm of Schwalb, Donnenfeld, Bray & Silbert, P.C. The board of directors concluded that Mr. Green should continue to serve as a director of Allscripts in part due to his insight into the healthcare industry from his experience as President of PDG Consulting, LLC, his prior work experience at UPMC and his many years of legal experience.

Edward A. Kangas, 66, was appointed to our board of directors in August 2010. Mr. Kangas served as Chairman and Chief Executive Officer of Deloitte Touche Tohmatsu from 1989 to 2000. He also served as the Managing Partner of Deloitte & Touche (USA) from 1989 to 1994. He is a director of Hovnanian Enterprises Inc., a national homebuilder; Tenet Healthcare Corporation, a healthcare services company; Intuit, Inc., a software company focusing on consumer and small business financial products; and United Technologies Corp., a diversified company that provides high technology products and services to the building and aerospace industries. From 2004 to 2008, Mr. Kangas also served as a director of Electronic Data Systems Corporation, a provider of technology and outsourcing services, and from June 2004 to August 2010, Mr. Kangas served as a director of Eclipsys. Mr. Kangas is a certified public accountant. The board of directors concluded that Mr. Kangas should continue to serve as a director of Allscripts in part due to his current and past experience serving as a director of companies in industries that are highly relevant to Allscripts’ business, including hospitals, software, technology, professional services, and outsourcing. Mr. Kangas also has international, accounting and financial experience, acquired through years managing Deloitte & Touche and oversight of audits of companies in a wide range of industries.

Michael J. Kluger, 55, was elected to our board of directors in 1994. Since November 2001, Mr. Kluger has been a Managing Director of Altaris Capital Partners LLC, a private equity healthcare firm. From 1992 to November 2001, Mr. Kluger served as a Managing Director of Liberty Capital Partners, Inc., a New York investment management firm and the general partner of Liberty Partners, L.P. From June 2001 to March 2005, Mr. Kluger served on the board of directors of ConnectiCare, Inc. The board of directors concluded that Mr. Kluger should continue to serve as a director of Allscripts in part due to his familiarity with investment banking as it relates the healthcare industry.

Philip M. Pead, 58, was appointed chairman of our board of directors in August 2010 and, upon completion of the merger with Eclipsys, became a member of our senior management. From May 2009 to August 2010, Mr. Pead served as President and Chief Executive Officer of Eclipsys. From March 2007 to May 2009, Mr. Pead

served as the Managing Partner of Beacon Point Partners LLC, a healthcare consulting firm. Mr. Pead served as President and Chief Executive Officer of Per-Se Technologies Inc., a provider of healthcare information technology services, from November 2000 until its acquisition by McKesson Corporation in January 2007. Mr. Pead also served as the Chairman of Per-Se beginning in May 2003, having joined the company in 1997. While at Per-Se, he also served as Executive Vice President and Chief Operating Officer from August 1999 to November 2000. Previously, Mr. Pead served as the Senior Vice President with responsibility for international operations of Dun & Bradstreet Software Services, Inc., a leading developer of software; and as Vice President with responsibility for overseeing the Asian and Latin American operations of Attachmate Corporation, a leading provider of hosted connectivity solutions. Mr. Pead serves as a director of Emdeon Inc., a provider of revenue and payment cycle management solutions, and served as a director of Eclipsys from February 2009 to August 2010. The board of directors concluded that Mr. Pead should continue to serve as a director of Allscripts in part due to his lengthy career in the software and health information technology industry, including former service as the Chairman, President and Chief Executive Officer of Per-Se Technologies, and from May 2009 to August 2010, his position as the President and Chief Executive Officer of Eclipsys.

Glen E. Tullman, 52, joined Allscripts as Chief Executive Officer in August 1997 to lead our transition into the healthcare information sector. In May 1999, Mr. Tullman was elected to our board of directors. Prior to joining Allscripts, from October 1994 to July 1997, Mr. Tullman was Chief Executive Officer of Enterprise Systems, Inc., a healthcare information services company providing resource management solutions to large integrated healthcare networks. From 1983 to 1994, Mr. Tullman served in a number of management roles, including President and Chief Operating Officer, of CCC Information Services, Inc., a provider of information systems to property and casualty insurers. Mr. Tullman currently serves on the International Board of the Juvenile Diabetes Research Foundation. The board of directors concluded that Mr. Tullman should continue to serve as a director of Allscripts because of his understanding of the operations of Allscripts and the industry in which it operates in part due to his role as our Chief Executive Officer and his many years of healthcare related experience.

The board of directors recommends a vote FOR each of the nominees for director.

CORPORATE GOVERNANCE MATTERS

Governance

Code of Conduct

Allscripts has adopted a Code of Conduct that applies to all of our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer and senior financial and accounting officers. Our Code of Conduct requires that all of our directors, officers and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in Allscripts’ best interest. We maintain a current copy of our Code of Conduct, and will promptly post any amendments to or waivers of our Code of Conduct, on our website at www.allscripts.com. Stockholders may request a written copy of the Code of Conduct by contacting our Secretary, Lee Shapiro, at Allscripts Healthcare Solutions, Inc., 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654.

In furtherance of our procedures to ensure compliance with the Sarbanes Oxley Act of 2002, each of our employees is required to complete an annual on-line, interactive education program concerning policies of our Code of Conduct.

Board Leadership

Currently, Mr. Green serves as our lead independent director and focuses on key governance issues, board self-evaluations and the Chief Executive Officer evaluation. In addition, Mr. Green works with our Chairman of the Board, Mr. Pead, and our Chief Executive Officer, Mr. Tullman, to ensure that the board discharges its responsibilities, has structures and procedures in place to enable it to function independently of management and clearly understands the respective roles and responsibilities of the board and management. In addition, Mr. Green’s duties include convening and chairing regular executive session meetings of the non-management directors, coordinating feedback to the Chairman and Chief Executive Officer on behalf of the independent directors regarding business issues and management, and performing such other duties as may be necessary for the board to fulfill its responsibilities or as may be requested by the board as a whole, by the non-management directors, or by the Chairman of the Board.

The board of directors believes that having executives serving as Chairman and Chief Executive Officer and a lead independent director having significant and well-defined responsibilities as described above enhances the Chairman’s and Chief Executive Officer’s abilities to provide insight and direction on important strategic initiatives to both management and the independent directors and, at the same time, ensures that the appropriate level of independent oversight is applied to all decisions of the board of directors, and accordingly facilitates the overall functioning of the board of directors.

Board’s Role in Risk Oversight

The board of directors’ involvement in risk oversight includes both formal and informal processes and involves the board of directors and committees of the board of directors. On a periodic basis, when determined by the board of directors or by Allscripts’ management to be advisable, the board of directors or selected committees of the board of directors will undertake a formal enterprise risk assessment at which risks facing Allscripts and associated responses are evaluated in detail. The board of directors expects to conduct enterprise risk assessments on a periodic basis as determined to be appropriate.

The board of directors and committees of the board of directors are also involved in risk oversight on a more informal basis at regular board and committee meetings. The Audit Committee receives materials on a quarterly basis to address the identification and status of risks to Allscripts, including financial risks and litigation claims and risks. At meetings of the full board of directors, these risks are identified to board members, and the Chairman of the Audit Committee reports on the activities of the Audit Committee regarding risk analysis. The other committees of the board of directors also consider and address risk as they perform their respective responsibilities, and such committees report to the full board of directors from time to time as appropriate, including whenever a matter rises to the level of a material or enterprise level risk. The board of directors also receives regular financial and business updates from senior management, which updates involve detailed reports on financial and business risks facing Allscripts when applicable.

Risk Management and Compensation

The Company compensates its employees with base salaries along with incentive programs designed to encourage behavior which is supportive of the long-term interests of the corporation. In 2011, the Company performed a comprehensive review of its compensation policies and programs to determine whether such policies and programs encourage unnecessary or inappropriate risk-taking by the Company’s employees. In connection with this review, management and our independent compensation consultant, Frederic W. Cook & Co., Inc., reviewed the risks associated with the Company’s compensation policies and programs, including risks under the Company’s various incentive programs associated with the form in which compensation is paid (i.e., fixed v. variable), performance metrics, payout opportunities as well as payment timing and adjustment provisions. Based on this review, the Company concluded that the risks arising from these programs are not reasonably likely to have a material adverse effect on the Company.

Director Independence

A majority of our current directors qualify as “independent” in accordance with the listing requirements of NASDAQ. During fiscal 2010 and until August 24, 2010, we qualified as a “controlled company” under Rule 5615(c)(1) of the NASDAQ Marketplace Rules because Misys, through it subsidiaries, held more than 50% of the power to vote for the election of our directors. As a controlled company, under Rule 5615(c)(2) of the NASDAQ Marketplace Rules, we were exempt from the requirement to have: (i) a majority of directors who qualified as “independent directors” pursuant to the NASDAQ Marketplace Rules; (ii) the compensation of our executive officers determined by a majority of independent directors or a compensation committee composed solely of independent directors; and (iii) our director nominees selected, or recommended for our board’s selection, by either a majority of the independent directors or a nominating committee composed solely of independent directors. Accordingly, as a result of our status as a “controlled company,” a majority of our directors serving from January 1, 2010 through August 24, 2010 did not qualify as “independent directors” under the NASDAQ rules. Since August 24, 2010, a majority of our directors have qualified as “independent” in accordance with the listing requirements of NASDAQ.

The NASDAQ definition of independence includes a series of objective tests, such as that the director is not an employee of the company and has not engaged in various types of business dealings with the company. As required by NASDAQ rules, the board has considered the independence of each director currently serving on the board, or who served on the board at any time during the seven month transition period ended December 31, 2010, and has made a subjective determination as to Messrs. Chookaszian, Fife, Gamache, Green, Kangas and Kluger, who have each been determined to be “independent” within the meaning of independence under the listing standards of NASDAQ, that no relationships exist which, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out their responsibilities of a director. In making these determinations, the board reviewed and discussed information provided by each director and by Allscripts with regard to each director’s business and personal activities as they may relate to Allscripts and Allscripts’ management. With respect to Mr. Green, the board considered that, in December 2008, Mr. Green entered into a consulting arrangement with Innovative Health Strategies LLC, a subsidiary of Drinker Biddle & Reath LLP, a law firm that is providing, and may continue to provide in the future, legal services to Allscripts and the Audit Committee. With respect to Mr. Kluger, a portfolio company of Altaris Capital, where Mr. Kluger is a partner and managing director, has an ordinary course commercial agreement with Allscripts pursuant to which the portfolio company is expected to make annual payments to Allscripts of less than 1/10th of 1% of Allscripts’ annual revenue.

Meetings and Committees of the Board of Directors

Board Composition and Meetings

Our board consists of eight members. Pursuant to our certificate of incorporation and bylaws, our board includes:

•

four directors recommended to the board for election by our Allscripts Nominating Committee, which consists solely of legacy Allscripts directors who are determined to be independent under NASDAQ rules;

•

three directors recommended to the board for election by our Eclipsys Nominating Committee, which consists solely of legacy Eclipsys directors who are determined to be independent under NASDAQ rules; and

•	one director recommended to the board for election by our Nominating and Governance Committee, which consists solely of directors who are determined to be independent under NASDAQ rules.

The selection of directors is further described below under the heading “—Nominations for Directors” below.

From June 1, 2010 until August 20, 2010, the members of our board were Kelly J. Barlow, Sir Dominic Cadbury, Cory A. Eaves , Marcel L. “Gus” Gamache, Philip D. Green, John King, Michael J. Kluger, Michael Lawrie, Glen Tullman and Stephen Wilson. In connection with the reduction in share ownership by Misys, on August 20, 2010, Kelly Barlow, Dominic Cadbury, Cory Eaves and Michael Lawrie resigned as members of the board of directors and, in connection with the merger with Eclipsys, on August 24, 2010, Eugene Fife, Edward Kangas and Philip Pead were appointed to the board of directors to hold office until the next annual meeting of stockholders. On September 16, 2010, Dennis Chookaszian was appointed to the board of directors to hold office until the next annual meeting of stockholders.

Pursuant to the Amended and Restated Relationship Agreement, dated as of August 20, 2010, between the Company and Misys (the “Amended and Restated Relationship Agreement”) and the Company’s Fourth Amended and Restated Certificate of Incorporation, upon Misys ceasing to hold 5% or more of the outstanding shares of the Company’s common stock, Misys ceased to have a right to nominate directors to the Company’s board of directors, and Misys-nominated directors serving on the Company’s board of directors were required to resign. On November 17, 2010, Kapiti Limited and ACT Sigmex Limited, each a wholly-owned subsidiary of Misys, sold 12,500,000 shares of Allscripts common stock, resulting in Misys holding approximately 3.5% of the outstanding shares of Allscripts common stock. As a result, concurrently with the closing of the share sale by the two subsidiaries of Misys, on November 17, 2010, John King and Stephen Wilson resigned as members of the board of directors.

The current members of the board of directors are Dennis Chookaszian, Eugene Fife, Marcel L. “Gus” Gamache, Philip D. Green, Edward Kangas, Michael J. Kluger, Philip Pead, and Glen Tullman, with Mr. Pead serving as our Chairman of the Board and Mr. Green serving as our lead independent director. Based upon information requested from and provided by each director concerning his background and employment and affiliations, including family relationships, our board determined that each of Messrs. Chookaszian, Fife, Gamache, Green, Kangas, King and Kluger is, or during their respective service was, an independent director.

During the seven months ended December 31, 2010, our board met eight times. In addition to meetings of the full board, directors attended meetings of the board committees. During the seven months ended December 31, 2010, all board members attended at least 75% of the board meetings and requisite committee meetings during the period of their service. Allscripts has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. Each committee is governed by a charter approved by the board.

Audit Committee

The Audit Committee is responsible for ensuring the integrity of the financial information reported by Allscripts. In accordance with its written charter, the Audit Committee is directly responsible for appointment, compensation, retention and oversight of the work of the independent registered public accounting firm, approves the scope of annual audits performed by the independent registered public accounting firm and reviews the results of those audits. In addition, the Audit Committee oversees the accounting and financial reporting process of Allscripts and meets with management, the independent registered public accounting firm and Allscripts internal staff to review audit results and opinions, as well as financial, accounting and internal control matters. The Audit Committee also is responsible for reviewing all related party transactions and has the authority to approve all such transactions.

From June 1, 2010 until August 24, 2010, Marcel L. “Gus” Gamache (Chairman), Philip D. Green and Michael J. Kluger served on the Audit Committee. On August 24, 2010, Edward Kangas replaced Mr. Green as a member of the Audit Committee. The current members of the Audit Committee are Marcel L. “Gus” Gamache, Edward Kangas and Michael J. Kluger. Mr. Gamache serves as the Chairman of the Audit Committee. The board of directors has determined that each of the members of the Audit Committee is independent in accordance with the regulations of the SEC and the listing standards of NASDAQ. In addition, the board has determined that each member of the Audit Committee has a working familiarity with basic finance and accounting practices, including the ability to read and understand financial statements. Finally, the board has determined that Messrs. Gamache and Kangas are each an “audit committee financial expert” under the rules of the SEC. The Audit Committee has adopted a charter that specifies the composition and responsibilities of the committee. A copy of the Audit Committee Charter is posted on our website at www.allscripts.com and is available to stockholders upon written request made to our Secretary, Lee Shapiro, at Allscripts Healthcare Solutions, Inc., 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654. During the seven months ended December 31, 2010, the Audit Committee met nine times.

Compensation Committee

The Compensation Committee determines executive officers’ salaries, bonuses and other compensation and administers our Amended and Restated 1993 Stock Incentive Plan, our 2001 Non-statutory Stock Option Plan and the Eclipsys equity plans. Additionally, the Compensation Committee makes recommendations to the board regarding the compensation of non-management directors.

From June 1, 2010 until August 20, 2010, Michael Lawrie (Chairman), Philip D. Green and Michael J. Kluger served on the Compensation Committee. In connection with the reduction in share ownership by Misys, on August 20, 2010, Mr. Lawrie resigned as a member of the board of directors and, in connection with the merger with Eclipsys, on August 24, 2010, Edward Kangas was appointed to the board of directors and the Compensation Committee. The current members of the Compensation Committee are Philip D. Green, Edward Kangas and Michael J. Kluger. Mr. Kangas serves as the Chairman of the Compensation Committee. The board of directors has determined that each of the current members of the Compensation Committee is independent in accordance with the regulations of the SEC and the listing standards of NASDAQ. Mr. Lawrie, who served as the Chairman of the Compensation Committee until August 20, 2010, was determined by the board to not be independent in accordance with the regulations of the SEC and the listing standards of NASDAQ. The Compensation Committee has adopted a charter that specifies the composition and responsibilities of the Compensation Committee, which is posted on our website at www.allscripts.com and is available to stockholders upon written request made to our Secretary, Lee Shapiro, at Allscripts Healthcare Solutions, Inc., 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654. During the seven months ended December 31, 2010, the Compensation Committee met four times.

The Compensation Committee periodically reviews the compensation program for non-employee directors in comparison to the practices of a peer group. Based upon this review, the Compensation Committee may recommend to the board adjustments to the compensation of non-employee directors to bring director compensation in line with competitive practices. The pay objective for non-employee directors is to provide a competitive level and mix of pay that enhances Allscripts’ ability to attract and retain highly qualified directors. For additional information regarding the Compensation Committee, see “Executive Compensation—Compensation Discussion and Analysis.”

Nominating and Governance Committees

Nominating and Governance Committee

The Nominating and Governance Committee leads the board in its annual review of the board’s performance; reviews and assesses succession planning; and makes recommendations to the board with respect to the assignment of individual directors to various committees. In addition, the Nominating and Governance Committee assists the board of directors in identifying qualified individuals to become board members, and to recommend to the board certain director nominees for the next annual meeting of stockholders. The Nominating and Governance Committee has adopted a charter that specifies its composition and responsibilities, which is posted on our website at www.allscripts.com and is available to stockholders upon written request made to our Secretary, Lee Shapiro, at Allscripts Healthcare Solutions, Inc., 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654.

From June 1, 2010 until August 20, 2010, Marcel L. “Gus” Gamache, Michael Lawrie and John King served on the Nominating and Governance Committee. In connection with the reduction in share ownership by Misys, on August 20, 2010, Mr. Lawrie resigned as a member of the board of directors and, in connection with the merger with Eclipsys, on August 24, 2010, Eugene Fife was appointed to the board of directors and the Nominating and Governance Committee. In addition, Michael Kluger and Philip D. Green were appointed as members of the Nominating and Governance Committee on August 20, 2010 and August 24, 2010, respectively. On November 17, 2010, Mr. King resigned as a member of the board of directors. The current members of the Nominating and Governance Committee are Eugene Fife, Marcel L. “Gus” Gamache, Philip D. Green, and Michael Kluger, with Mr. Kluger serving as Chairman. The board of directors has determined that each of the current members of the Nominating and Governance Committee is independent in accordance with the regulations of the SEC and the listing standards of NASDAQ. During the seven months ended December 31, 2010, the Nominating and Governance Committee met two times.

Allscripts Nominating Committee

The Allscripts Nominating Committee, which was formed on August 24, 2010, is comprised of three independent directors and its responsibilities include:

•	nominating to the board up to four (4) directors for directorships; and

•	nominating to the board replacements for vacancies on the board of directors nominated by the Allscripts Nominating Committee.

The Allscripts Nominating Committee will dissolve immediately following our 2011 annual meeting of stockholders.

The Allscripts Nominating Committee has adopted a charter that specifies its composition and responsibilities, which is posted on our website at www.allscripts.com and is available to stockholders upon written request made to our Secretary, Lee Shapiro, at Allscripts Healthcare Solutions, Inc., 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654.

Marcel L. “Gus” Gamache, Philip D. Green and Michael Kluger have served on the Allscripts Nominating Committee since its inception. The board has determined that each of the current members of the Allscripts Nominating Committee is independent in accordance with the regulations of the SEC and the listing standards of NASDAQ.

Eclipsys Nominating Committee

The Eclipsys Nominating Committee, which was formed on August 24, 2010, is comprised solely of legacy Eclipsys directors both of whom are independent. The Eclipsys Nominating Committee’s responsibilities include:

•	nominating to the board up to three (3) directors for directorships; and

•	nominating to the board replacements for vacancies on the board of directors nominated by the Eclipsys Nominating Committee.

The Eclipsys Nominating Committee will dissolve immediately following our 2011 annual meeting of stockholders.

The Eclipsys Nominating Committee has adopted a charter that specifies its composition and responsibilities, which is posted on our website at www.allscripts.com and is available to stockholders upon written request made to our Secretary, Lee Shapiro, at Allscripts Healthcare Solutions, Inc., 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654.

Eugene Fife and Edward Kangas have served on the Eclipsys Nominating Committee since its inception. The board has determined that each of the current members of the Eclipsys Nominating Committee is independent in accordance with the regulations of the SEC and the listing standards of NASDAQ.

Misys Nominating Committee

The Misys Nominating Committee, which was formed on August 24, 2010 and dissolved on November 17, 2010, was comprised of two directors nominated by Misys and its responsibilities included:

•	nominating to the board up to two (2) directors for directorships; and

•	nominating to the board replacements for vacancies on the board of directors nominated by the Misys Nominating Committee.

In connection with Misys ceasing to own 5.0% or more of the outstanding shares of Allscripts common stock, on November 17, 2010, the Misys Nominating Committee was dissolved.

Messrs. King and Wilson served on the Misys Nominating Committee until its dissolution.

Communications with Directors

Interested parties may communicate concerns to any of our non-management directors by writing to the director in care of our Secretary, Lee Shapiro, at Allscripts Healthcare Solutions, Inc., 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654. In accordance with the policy adopted by our non-management directors, our Secretary will promptly relay to the addressee all communications that he determines require prompt attention by a non-management director and will regularly provide the non-management directors with a summary of all communications addressed to non-management directors.

Nominations for Directors

The Nominating and Governance Committee, Allscripts Nominating Committee, and Eclipsys Nominating Committee share responsibility, as detailed above, for the proposal of nominees for service as directors. As discussed above, the Allscripts Nominating Committee and Eclipsys Nominating Committee will dissolve immediately following our 2011 annual meeting of stockholders. The Nominating and Governance Committee will consider recommendations offered by stockholders in accordance with our by-laws. Individuals are selected as director nominees based on their business and professional accomplishments, integrity, demonstrated ability to make independent analytical inquiries, diversity, ability to understand our business and willingness to devote the necessary time to board duties. While the Nominating and Governance Committee believes that a diversity of perspectives is an important consideration when evaluating new candidates, the Nominating and Governance Committee has focused on specific healthcare and related industry experiences when evaluating new candidates for the board. The effectiveness of the nomination process is evaluated by the board each year as part of its annual self-evaluation and less formally by the Nominating and Governance Committee as it evaluates and identifies director candidates. An existing director’s qualifications in meeting these criteria are considered each time such director is re-nominated for board membership. Assuming that appropriate biographical and background information is provided to the applicable nominating committee, such committee would apply the same process and standards to the evaluation of each potential director nominee, regardless of whether he or she is recommended by one or more stockholders or is identified by some other method.

Each of the nominating committees may hire outside advisors to assist in identifying and/or evaluating potential director nominees. None of the committees utilized outside advisors in deciding to nominate the director candidates for the upcoming annual meeting of stockholders. If you wish to recommend a nominee for director for the 2012 Annual Meeting of Stockholders, pursuant to our by-laws, our Secretary must receive your written nomination on or after December 22, 2011, but no later than January 21, 2012. You should submit your proposal to the Secretary, Lee Shapiro, at Allscripts Healthcare Solutions, Inc., 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654. Our by-laws require that you provide: (a) as to each person whom you propose to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of Allscripts which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the proxy rules of the SEC; and (b) as to you (i) your name and record address and the name and record address of any associated person on whose behalf the nomination is made, (ii) the class or series and number of shares of capital stock of Allscripts which are owned beneficially or of record by you or such associated person, (iii) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, you or such associated person with respect to any share of stock of Allscripts (which information shall be updated by you and such associated person, if any, as of the record date of the meeting not later than ten days after the record date for the meeting), (iv) a description of all arrangements or understandings between you or such associated person and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by you, (v) a representation that you are a holder of record of stock of Allscripts entitled to vote at such meeting and intend to appear in person or by proxy at the annual meeting to nominate the persons named in your notice and (vi) any other information relating to you or such associated person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to the proxy rules of the SEC. Such nomination must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in our by-laws.

Attendance at Annual Meeting

All members of our board of directors are invited to attend our annual meeting of stockholders. Their attendance, however, is not required. Last year, Mr. Tullman represented the board at our annual meeting of stockholders.

Stock Ownership Requirements

All non-employee directors are required to achieve ownership of $300,000 in value of Allscripts common stock, which is five times the basic annual fee for service as a director.

Director Compensation

2010 Non-Employee Director Compensation Table

In connection with our merger with Eclipsys, we changed our fiscal year end from May 31st to December 31st. Pursuant to the SEC executive and director compensation disclosure rules, we are presenting information for fiscal year 2010 (June 1, 2009 through May 31, 2010), which we refer to as “fiscal 2010,” and the seven month period ended December 31, 2010 (June 1, 2010 through December 31, 2010), which we refer to as “T2010.”

	Year	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
Kelly J. Barlow (3)(5)	T2010	9,032	—	9,032
	FY 2010	40,000	—	40,000
Sir Dominic Cadbury (5)	T2010	9,032	—	9,032
	FY 2010	26,700	125,008	151,708
Dennis H. Chookaszian (5)	T2010	13,261	—	13,261
	FY 2010	—	—	—
Cory A. Eaves (5)	T2010	9,032	—	9,032
	FY 2010	36,667	125,008	161,675
Eugene V. Fife	T2010	14,130	—	14,130
	FY 2010
Marcel L. “Gus” Gamache	T2010	35,000	—	35,000
	FY 2010	70,000	124,997	194,997
Philip D. Green	T2010	20,000	—	20,000
	FY 2010	40,000	124,997	164,997
Edward A. Kangas	T2010	16,630	—	16,630
	FY 2010	—	—	—
John King (5)	T2010	16,393	—	16,393
	FY 2010	40,000	—	40,000
Michael J. Kluger	T2010	22,500	—	22,500
	FY 2010	40,000	124,997	164,997
Michael Lawrie (4)(5)	T2010	—	—	—
	FY 2010	—	—	—
Stephen Wilson (4)(5)	T2010	—	—	—
	FY2010	—	—	—

(1)	This column reports the amount of cash compensation earned in the applicable period. For T2010, each non-employee director received a fee of $10,000 per quarter and the chairman of the Audit, Compensation and Nominating and Governance committees receive an additional fee of $20,000, $10,000 and $10,000, respectively, payable in quarterly installments. We reimburse each non-employee director for expenses associated with attending board and committee meetings and other board-related activities.

(2)	The amounts shown in this column represent the calendar 2010 annual restricted stock unit grants that were made prior to June 1, 2010. The amounts shown are valued based on the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). The restricted stock unit awards vest in full on the first anniversary of the grant date. Such awards become fully vested in the event of a “Change of Control” of Allscripts, as defined in the Restricted Stock Unit Award Agreements relating to such grants, and, as to each director, in the event such director is not re-elected to Allscripts’ board of directors. See Note 9 to the Consolidated Financial Statements included in our Annual Report on Form 10-KT for the seven months ended December 31, 2010 for additional information regarding the application of FASB ASC Topic 718 in fiscal 2010. The aggregate number of equity awards outstanding as of December 31, 2010 for each of the directors as of such date are as follows:

Name	Aggregate Option Awards Outstanding (#)	Aggregate RSU Awards Outstanding (#)
Eugene V. Fife	150,000	—
Marcel L. “Gus” Gamache	83,918	7,594
Philip D. Green	—	7,594
Edward A. Kangas	60,000	—
Michael Kluger	81,052	7,594

Restricted stock units previously held by Sir Dominic Cadbury, 7,517, and Cory A. Eaves, 7,517, vested on a prorated basis upon their resignation from the board of directors.

(3)	Mr. Barlow’s director fees were paid to ValueAct Capital.

(4)	Messrs. Lawrie and Wilson did not receive any compensation for their services as a director of Allscripts; however, both performed management services for Allscripts pursuant to a Shared Services Agreement dated as of March 1, 2009 as amended on June 9, 2010 (the “Shared Services Agreement”). Please see “Certain Relationships and Related Party Transactions—Shared Services Agreement” for a description of the Shared Services Agreement as well as the fees paid by Allscripts to Misys during the seven months ended December 31, 2010 for such services.

(5)	As noted above, on August 20, 2010, Kelly Barlow, Sir Dominic Cadbury, Cory A. Eaves and Michael Lawrie resigned as members of the board of directors and, on November 17, 2010, John King and Stephen Wilson resigned as members of the board of directors. On September 16, 2010, Dennis Chookaszian was appointed to the board of directors.

Director Compensation

Previously, each director other than Messrs. Pead and Tullman and, prior to their resignations, Messrs. Lawrie and Wilson, was paid a fee of $10,000 per quarter. Effective January 1, 2011, the annual fee paid to non-employee directors was increased to $60,000, payable on a quarterly basis. Non-employee directors will also receive a fee of $2,000 for attendance at board meetings in excess of ten per year and $1,500 for attendance at each committee meeting. The chairs of the Audit, Compensation and Nominating and Governance Committees receive an additional $20,000, $10,000 and $10,000, respectively, for their services as chairman of the respective committees. The committee chairman fees are payable in equal quarterly installments. The annual fee paid to the Chair of the Compensation Committee increased to $20,000 effective January 1, 2011. No other changes were made to committee chair retainer fees. In addition, each non-employee director is reimbursed for travel expenses incurred when attending meetings.

Under our Amended and Restated 1993 Stock Incentive Plan, independent directors are eligible to receive equity awards in the form of stock options, restricted stock or restricted stock units at the discretion of the board of directors or the Compensation Committee. Effective September 1, 2010, the annual restricted stock unit award was increased from $125,000 to $200,000. Prior to June 1, 2010, the Company made restricted stock unit grants for fiscal 2010 to Messrs. Eaves, Gamache, Green and Kluger and Sir Cadbury, the non-employee directors who were unaffiliated with Misys on the date of grant. No restricted stock units were granted during the seven months ended December 31, 2010; however, following the end of 2010, the Company granted prorated restricted stock unit awards with respect to T2010. Commencing with the Company’s 2011 annual shareholder meeting, awards will be granted immediately following the annual meeting to coincide with the commencement of director terms.

With respect to T2010 service (although granted after December 31, 2010), Messrs. Gamache, Green and Kluger were each granted 5,380 restricted stock units, representing the annual equity grant but prorated to reflect the seven month transition period and the September 2010 change in the annual equity grant value. Because Messrs. Fife and Kangas received an annual equity grant for T2010 while serving as members of the Eclipsys board of directors, they were each granted 3,100 restricted stock units, representing the portion of the annual equity grant attributable to the September 2010 change in annual equity grant value. Mr. Chookaszian was granted 7,325 restricted stock units, representing a new hire equity grant and prorated for the September 2010 change in the annual equity grant value. These amounts will be reported in the 2011 Non-Employee Director Compensation Table.

Employment Agreement with Chairman of the Board

In connection with Allscripts’ merger with Eclipsys, Philip M. Pead, the former President and Chief Executive Officer of Eclipsys, became the Chairman of the Board of Directors of Allscripts and a member of Allscripts’ senior management. Related to such employment, Mr. Pead entered into an employment agreement with Allscripts, the terms of which were determined based on input from Hewitt Associates following Hewitt’s competitive review of the Company’s compensation program, as further described in the Compensation Discussion and Analysis. Pursuant to the employment agreement, Mr. Pead reports to, and his duties are assigned by, the board of directors, and his initial duties will be carried out in collaboration with Glen Tullman, our Chief

Executive Officer. The term of the employment agreement is three years from the closing of the Eclipsys merger, with automatic one-year renewals unless notice of termination by either Mr. Pead or Allscripts is given at least 90 days prior to the expiration of the term. Mr. Pead’s annual base salary is $675,000, and his annual target bonus opportunity is 100% of base salary. At the time of the closing of the Eclipsys merger, Mr. Pead’s outstanding Eclipsys stock option awards became fully vested and (per the merger agreement) such awards were converted to options on Allscripts common stock. Upon a termination by Allscripts without Cause or by Mr. Pead for Constructive Discharge (as such terms are defined in the employment agreement), Mr. Pead will receive 12 months of continued base salary plus target bonus, 12 months of continued health and dental coverage and, with respect to outstanding equity awards, pro rata vesting of the current vesting tranche plus one additional year’s vesting. If such a termination occurs within two years after a Change of Control (as defined in the employment agreement) or within 180 days before a Change of Control and in connection with such event, Mr. Pead will receive two times the value of his annual base salary plus target bonus, 12 months of continued health and dental coverage and full vesting of outstanding equity awards. Mr. Pead will be subject to noncompetition and non-solicitation of employees covenants during his employment and for one year thereafter, as well as confidentiality restrictions and Allscripts stock ownership requirements.

Executive Officers

Following is certain information about the executive officers of Allscripts as of March 31, 2011, based on information furnished by them.

Philip M. Pead, 58, was appointed chairman of our board of directors in August 2010 and, upon completion of the merger with Eclipsys, became a member of our senior management. From May 2009 to August 2010, Mr. Pead served as President and Chief Executive Officer of Eclipsys. From March 2007 to May 2009, Mr. Pead served as the Managing Partner of Beacon Point Partners LLC, a healthcare consulting firm. Mr. Pead served as President and Chief Executive Officer of Per-Se Technologies Inc., a provider of healthcare information technology services, from November 2000 until its acquisition by McKesson Corporation in January 2007. Mr. Pead served as the Chairman of Per-Se beginning May 2003, having joined the company in 1997. While at Per-Se, he also served as Executive Vice President and Chief Operating Officer from August 1999 to November 2000. Previously, Mr. Pead served as the Senior Vice President with responsibility for international operations of Dun & Bradstreet Software Services, Inc., a leading developer of software; and as Vice President with responsibility for overseeing the Asian and Latin American operations of Attachmate Corporation, a leading provider of hosted connectivity solutions. Mr. Pead serves as a director of Emdeon Inc., a provider of revenue and payment cycle management solutions, and served as a director of Eclipsys from February 2009 to August 2010.

Glen E. Tullman, 52, joined Allscripts as Chief Executive Officer in August 1997 to lead our transition into the healthcare information sector. In May 1999, Mr. Tullman was elected to our board of directors. Prior to joining Allscripts, from October 1994 to July 1997, Mr. Tullman was Chief Executive Officer of Enterprise Systems, Inc., a healthcare information services company providing resource management solutions to large integrated healthcare networks. From 1983 to 1994, Mr. Tullman served in a number of management roles, including President and Chief Operating Officer, of CCC Information Services, Inc., a provider of information systems to property and casualty insurers. Mr. Tullman currently serves on the International Board of the Juvenile Diabetes Research Foundation.

William J. Davis, 43, became our Chief Financial Officer in October 2002, and is responsible for Allscripts’ financial operations. Mr. Davis was the Chief Financial Officer of Lante Corporation, an internet consulting company, from 2000 to August 2002 and was Controller of Lante Corporation from 1999 through 2000. From 1991 through 1999, Mr. Davis was a Senior Manager in the Technology Group of PricewaterhouseCoopers LLP. Mr. Davis currently serves on the board of directors of SXC Health Solutions Corp.

Lee A. Shapiro, 55, became President of Allscripts in 2002 and has been with Allscripts since April 2000. Mr. Shapiro has directed our strategic initiatives, including our recently completed transactions with Eclipsys and Misys, the prior merger with Misys Healthcare and the sale of our Physician’s Interactive and Medication Solutions Group. He was also instrumental in the acquisitions of A4 Health Systems, Inc., ChannelHealth Incorporated, Advanced Imaging Concepts, Inc. and RxCentric. Prior to joining Allscripts, Mr. Shapiro was the Chief Operating Officer of Douglas Elliman-Beitler, a commercial office management and development company, where he directed all business activities throughout the United States. Previously, Mr. Shapiro was President of SES Properties, Inc., a closely held, fully integrated real estate company based in Carlsbad, California. Concurrently, Mr. Shapiro formed City Financial Bancorp and served as its Vice Chairman, responsible for acquisition of financial institutions, financing, regulatory issues, legal affairs, review and restructuring of operations and the ultimate sale of the company. Mr. Shapiro also practiced commercial law at Barack, Ferrazzano, Kirschbaum, Perlman & Nagelberg, a Chicago law firm. Mr. Shapiro currently serves on the board of directors of Physicians Interactive and as an officer and director of the Gastro-Intestinal Research Foundation. He also was appointed to the Economic Recovery Commission of the State of Illinois during its seating in 2009-2010.

Eileen McPartland, 56, became Chief Operating Officer of Allscripts on June 1, 2009. Ms. McPartland is responsible for the operations of Allscripts’ development, service, support and associated teams. From January 2007 through June 1, 2009, Ms. McPartland served as Executive Vice President of Global Sales and Services for Misys, where she led the effort to build Misys’ services and solutions offerings to customers across banking and healthcare businesses. Prior to joining Misys, Ms. McPartland was Senior Vice President, North America Consulting, at Oracle Corporation. In that position, she held responsibility for Oracle’s application, technology and Indian offshore consulting practices. Prior to that, Ms. McPartland held the position of Senior Vice President, Global Services at Siebel Systems (now a part of Oracle), leading the Americas, Europe and Asia. Before joining Siebel Systems, Ms. McPartland was vice president and general manager of Gartner Research, where she oversaw a global research operation.

John P. Gomez, 46, joined Allscripts in August 2010 as our Executive Vice President and Chief Technology Officer. Prior to joining Allscripts, Mr. Gomez served as the Executive Vice President and Chief Technology Strategy Officer of Eclipsys since December 2004. Mr. Gomez joined Eclipsys as Senior Vice President and Chief Technology Officer in August 2003. Prior to joining Eclipsys, he served from October 2002 to January 2003 as Senior Vice President and Chief Technology Officer at WebMD Corporation, a provider of health information services and publications. Prior to that, Mr. Gomez served from February 2001 to October 2002 as Chief Technology Officer and Senior Vice President of strategic business development at Brill Media Holdings, an e-commerce and media publication company. Previously, Mr. Gomez held management technology positions at Microsoft Corporation, HRBlock Advanced Technology and KYMA Technologies, Inc. On April 6, 2011, the Company announced that Mr. Gomez will resign from the Company effective May 31, 2011 to pursue personal and other professional interests. Mr. Gomez will remain a consultant to the Company for a period of 18 months.

Laurie McGraw, 47, joined Allscripts in January 2001 as a result of the acquisition of IDX Systems Corporation’s internet subsidiary, ChannelHealth. Ms. McGraw is our Chief Client Officer. Previously, Ms. McGraw served as President, Strategic Accounts and, prior to that, President, Enterprise Solutions within Allscripts. She has spent the past fifteen years focused on clinical automation in various roles running implementations, development, and service groups with IDX and Allscripts. Ms. McGraw has served on the 2004 Board of Examiners for the Baldrige National Quality Program and is currently on the Board of Directors for TechAmerica.

Diane Adams, 51, joined Allscripts in August 2009. Diane Adams is our Executive Vice President, Culture and Talent. Prior to Allscripts, Ms. Adams held the position of Vice President, Human Resources, for Cisco Systems, Inc. She led human resources for the Cisco sales organization on a global basis and for each of Cisco’s theatres (US & Canada, Japan, Europe, Emerging, and Asia Pacific). Prior to joining Cisco in 1995, Ms. Adams served in a number of leadership roles within Nortel Networks Corporation and also founded and operated a consulting business focused on organization and leadership development. Ms. Adams serves on the International Juvenile Diabetes Research Foundation (JDRF) Board. She previously served on the JDRF Board of Directors for the Triangle/Eastern North Carolina chapter for seven years. She currently serves on the NC Board of Directors of “Communities in Schools” and the Communications Committee for the Raleigh, NC Chamber of Commerce.

Steve Lalonde, 53, joined Allscripts in December 2007 and is our Executive Vice President of Sales and Sales Operations. Prior to joining Allscripts, Mr. Lalonde was a Senior Vice President at RR Donnelley where he served in sales leadership positions in key divisions since 1999, including Strategic Accounts (Fortune 500 clients), International Business, Business Process Outsourcing and Catalog Retail. Mr. Lalonde is currently on the board of directors of TechAmerica Midwest.

Ownership of Allscripts Common Stock

The following table sets forth the number of shares of Allscripts common stock beneficially owned as of March 31, 2011 by:

•	our “Named Executive Officers” or “NEOs;”

•	each director;

•	all directors and executive officers as a group; and

•	each stockholder that we know to own beneficially more than 5% of Allscripts common stock based on information filed with the SEC.

Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares that the holder can vote or transfer and stock options and warrants that are exercisable currently or become exercisable within 60 days. These shares are considered to be outstanding for the purpose of calculating the percentage of outstanding Allscripts common stock owned by a particular stockholder, but are not considered to be outstanding for the purpose of calculating the percentage ownership of any other person. Percentage of ownership is based on 190,166,696 total shares of Allscripts common stock outstanding as of March 31, 2011, the record date for the annual meeting. Except as otherwise noted, the stockholders named in this table have sole voting and dispositive power for all shares shown as beneficially owned by them.

Named Executive Officers and Directors (1)	Shares of Common Stock Beneficially Owned (2)	Options Exercisable and Restricted Stock Units Vesting Within 60 Days	Total	Percent of Class
Glen E. Tullman (2)	319,073	152,666	471,739	*
William J. Davis	4,196	256,122	260,318	*
Lee A. Shapiro	203,103	305,751	508,854	*
Eileen McPartland	26,075	—	26,075	*
Diane Adams	—	—	—	*
Dennis H. Chookaszian	5,495	1,830	7,325	*
Eugene V. Fife	248,572	150,688	399,260	*
Marcel L. “Gus” Gamache	30,937	50,346	81,283	*
Philip D. Green	68,532	1,428	69,960	*
Edward A. Kangas	14,412	688	15,100	*
Michael J. Kluger	107,137	2,480	109,617	*
Philip M. Pead	109,636	540,000	649,636	*
All directors and executive officers as a group (15 persons)	1,420,747	2,109,219	3,529,966	1.9%

5% Stockholders	Shares of Common Stock Beneficially Owned	Percent of Class
FMR LLC (3)	25,300,572	13.3%

*	Amount represents less than 1% of our common stock.

(1)	Unless otherwise set forth in the following footnotes, the address of each beneficial owner is 222 Merchandise Mart Plaza, Suite 2024, Chicago, IL 60654.

(2)	For Mr. Tullman, the amounts reported in this table are less than the amounts previously reported by the Company primarily due to gifts made by Mr. Tullman to charitable institutions and a transfer of shares to a family member. Included in this amount are 24,892 shares of which Mr. Tullman is the record owner with sole voting power, but not the power to dispose or direct the disposition of such shares.

(3)	This information is derived from a Schedule 13G/A filed by FMR LLC on February 14, 2011. According to the Schedule 13G/A, FMR LLC had sole power to vote or direct the vote of 992,376 shares and sole power to dispose of or direct the disposition of 25,300,572 shares, and shared power to vote or direct the vote of, and shared power to dispose of or direct the disposition of, no shares. The address for FMR LLC is 82 Devonshire Street, Boston, MA 02109.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires executive officers, directors and 10% stockholders to file reports of ownership and changes of ownership of Allscripts common stock with the SEC. Based on a review of copies of these reports and amendments provided to us and written representations from executive officers and directors, we believe that, during T2010 and during the subsequent period through the date of this proxy statement, the following reports were not filed on a timely basis: Ms. McPartland, Ms. McGraw, Mr. Tullman, Mr. Shapiro, Mr. Davis, Mr. Surges and Ms. Adams, each with one report relating to the grant or vesting of an award, Mr. Kangas, with one report relating to the sale of shares, Mr. Gomez, with one report relating to two dispositions of shares to cover tax withholding obligations arising from the vesting of an award, and Mr. Tullman, with one report relating to seven gifts to charitable institutions.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General

Philip D. Green, Edward Kangas and Michael J. Kluger are the current members of the Compensation Committee. The board of directors has determined that Messrs. Green, Kangas and Kluger are each independent as defined in Rule 4200(a)(15) of NASDAQ’s listing standards. Pursuant to the Compensation Committee charter, the Compensation Committee has the sole authority to determine the compensation of the Company’s Chief Executive Officer, to review and approve the compensation of the Company’s other executive officers, and to review the compensation of the Company’s directors and recommend changes in the directors’ compensation to the board of directors. The Committee also oversees the administration of the Company’s incentive compensation plans, equity-based compensation plans and any material employee benefit, bonus, retirement, severance or other compensation plan. For additional information regarding the Compensation Committee and its charter, see “Corporate Governance Matters—Meetings and Committees of the Board of Directors—Compensation Committee” above.

Completion of Transactions

The combination of Allscripts and Misys and the subsequent merger with Eclipsys has had a significant impact on the business scope and environment in which we operate. The significant increase in the size and complexity of our business subsequent to the 2008 Misys Transactions and the Eclipsys merger has increased the roles and responsibilities of many of our executives. The increased business scope and responsibilities has further raised the bar for the caliber of talent that we are required to attract and retain for our success.

In connection with the consummation of the 2008 Misys Transactions, we changed our fiscal year end from December 31st to May 31st. For accounting purposes, the 2008 Misys Transactions are treated as a “reverse acquisition,” with Misys Healthcare deemed to be the accounting acquirer. As a result of the reverse acquisition accounting, Misys Healthcare’s financial statements became our historical financial statements. Please refer to our Form 10-K for the fiscal year ended May 31, 2009 for more information. However, a portion of the executive compensation tables set forth information with regard to compensation for services rendered to legacy Allscripts Healthcare Solutions, Inc. for periods prior to the consummation of the 2008 Misys Transactions on October 10, 2008 and is derived from the historical financial statements of legacy Allscripts. In the executive compensation tables that immediately follow this Compensation Discussion and Analysis, we are presenting information both for calendar 2008, which we refer to as “2008” and is derived in part from the historical financial statements of legacy Allscripts prior to October 10, 2008, and for the period from January 1, 2009 through the end of our 2009 fiscal year on May 31, 2009, which we refer to as the “Transitional 2009 Period.” In addition, in connection with our merger with Eclipsys, we changed our fiscal year end from May 31st to December 31st. Pursuant to the SEC executive and director compensation disclosure rules, we are presenting information for the seven month period ended December 31, 2010 (June 1, 2010 through December 31, 2010), which we refer to as “T2010.” For T2010, our NEOs were Mr. Glen E. Tullman, our Chief Executive Officer, Mr. William J. Davis, our Chief Financial Officer, Mr. Lee A. Shapiro, our President, Ms. Eileen McPartland, our Chief Operating Officer, and Ms. Diane Adams, our Executive Vice President, Culture and Talent.

Executive Pay Policy

The Compensation Committee seeks to establish and implement a compensation system for the Company’s executive officers that is performance-oriented and designed to meet the following objectives:

•	Enable the Company to attract, motivate and retain its executive officers by providing incentives which are competitive in the executive market;

•	Reward outstanding performance for an individual’s direct contribution to company and business unit goals;

•	Provide long-term incentive compensation through equity grants;

•	Provide for compensation that is both externally competitive and internally equitable; and

•	Ensure our executive officers’ compensation is aligned with our corporate strategies and business objectives, and the long-term interest of our stockholders.

The principal components of the compensation program for the Company’s executive officers are base salary, cash payments under an annual bonus award plan and retention bonus plan, and long-term incentive compensation in the form of restricted stock units and performance shares, including performance-based restricted stock units. The Company also provides a 401(k) retirement savings plan with matching contributions, group health and welfare plans, group term life insurance and severance benefits upon a termination of employment under certain circumstances, including following a change of control of the Company. The Company does not maintain defined benefit pension plans for its executive officers because the Compensation Committee believes that the existing compensation arrangements enable the Company’s executive officers to adequately plan for their retirement.

Under the direction of the Compensation Committee, the Company has entered into employment agreements with each of its NEOs. One component of the NEO employment agreements is the severance arrangements. Each employment agreement provides for the payment of specified severance benefits upon termination of the NEO’s employment with the Company under certain circumstances. The Committee believes that it is necessary to enter into severance arrangements in order to attract and retain qualified executive officers. For a detailed discussion of the Company’s employment agreements with its NEOs, see “Potential Payments Upon Termination or Change of Control” included in this Proxy Statement.

Compensation Procedures

Role of Management. The role of the Compensation Committee is to align the executive compensation program with stockholders’ interests and our business strategy. The Compensation Committee believes this alignment can be best achieved by consulting with our senior management because of their familiarity with our day-to-day operations. As such, management provides the Compensation Committee with valuable insights into our day-to-day operations, what kinds of rewards and incentives are effective, and recommendations for compensation decisions. In T2010, the Compensation Committee consulted with Messrs. Tullman, Shapiro and Davis and Ms. Adams in formulating compensation plans and members of that group attended Compensation Committee meetings. No executive officer participates in the Compensation Committee’s deliberations over any component of his or her own compensation.

Role of Misys plc. Prior to the consummation of the 2008 Misys Transactions, and after the key business terms of the 2008 Misys Transactions had been agreed to, Misys negotiated amended and restated employment agreements with our NEOs, which set base salaries, target bonus levels and retention bonuses. The terms agreed to between Misys and our NEOs in large part determined the compensation of the NEOs in T2010. While Misys was a controlling stockholder of the Company, the Compensation Committee regularly consulted with internal management at Misys for input into compensation decisions for the Named Executive Officers. Misys and its board of directors also are responsible for the administration of the Misys Omnibus Share Plan under which Misys share and option incentive awards were previously granted to our Named Executive Officers.

Role of Compensation Consultant.

With respect to T2010, the Compensation Committee received input from outside compensation consultants. In connection with the merger with Eclipsys, the Compensation Committee retained Hewitt Associates (“Hewitt”) to advise on the design of a retention plan and the costs and benefits associated with the retention plan and to review the competitiveness of the Company’s executive compensation program. The Compensation Committee also received input from Mercer (U.S.) Inc., the Misys compensation committee’s independent compensation consultant, regarding the retention plan. In September 2010, the Compensation Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”) to serve as its independent compensation consultant. Since its retention, FW Cook reports directly to the Compensation Committee and participates in committee meetings. FW Cook, Hewitt and Mercer did not perform any other services for the Company in T2010.

Specifically, the Compensation Committee’s compensation consultants:

•	Participate in the design of the Company’s director and executive compensation programs to help the Compensation Committee evaluate the linkage between pay and performance;

•	Provide and review market data and advise the Compensation Committee on setting executive compensation and the competitiveness and reasonableness of the Company’s executive compensation program;

•	Review and advise the Compensation Committee regarding the elements of the Company’s executive compensation program, equity grant and dilution levels, each as relative to the Company’s peers;

•	Review and advise the Compensation Committee regarding regulatory, disclosure and other technical matters; and

•	Review and advise the Compensation Committee regarding the Company’s compensation risk assessment procedures.

As noted above, in connection with the merger with Eclipsys, the Compensation Committee retained the services of Hewitt to advise on the design of the retention plan and to review the competiveness of the Company’s executive compensation program. In connection with Hewitt’s review, Hewitt developed a peer group (the “Hewitt peer group”) consisting of companies with the following characteristics:

•	Industry (as defined by their Global Industry Classification Code): Application Software, Systems Software, Health Care Technology, or IT Consulting & Other Services;

•	Revenue: $500 million—$4.0 billion;

•	Location: U.S.-headquartered/traded; and

•	Operations: companies with similar operations as Allscripts.

The Hewitt peer group consisted of the following companies:

Adobe Systems Inc.	McAfee, Inc.
Ansys, Inc.	Mentor Graphics
Autodesk, Inc.	Microsystems
BMC Software Inc.	Novell Inc.
CACI International Inc.	Nuance Communications, Inc.
Cadence Design Systems, Inc.	Parametric Technology Corporation
Cerner Corporation	Quest Software, Inc.
Ciber Inc.	Salesforce.com Inc.
Citrix Systems, Inc.	Sapient Corporation
Cognizant Technology Solutions Corp.	Solera Holdings, Inc.
Compuware Corporation	SRA International, Inc.
Gartner, Inc.	SXC Health Solutions Corp.
Informatica Corporation	Sybase Inc.
Lawson Software, Inc.	Synopsys, Inc.
VMware Inc.

Following the merger with Eclipsys, the Compensation Committee reviewed market data in connection with its determination of equity awards. In connection with this review, FW Cook reviewed the Hewitt peer group and recommended that Adobe Systems, Inc., Ciber Inc., Cognizant Technology Solutions Corp., Salesforce.com Inc., and VMware be removed from the Company’s peer group because the market capitalization of those companies was either too large or too small as compared to Allscripts. In addition, FW Cook recommended that Equifax Inc., IHS Inc., Red Hat, Inc., and Rovi Corporation be added to provide a peer group of companies with a median market capitalization similar to the market capitalization of Allscripts. The FW Cook peer group consisted of the 27 U.S.-based publicly traded healthcare technology companies and general software companies listed below (the “T2010 peer group”):

Healthcare Technology Companies	Software Companies
CACI International Inc. Cerner Corporation SXC Health Solutions Corp.	Ansys, Inc. Autodesk, Inc. BMC Software Inc.
Cadence Design Systems, Inc. Citrix Systems, Inc. Compuware Corporation Equifax Inc. Gartner, Inc. IHS Inc. Informatica Corporation Lawson Software, Inc.
McAfee, Inc.
Mentor Graphics
Microsystems Novell Inc. Nuance Communications, Inc. Parametric Technology Corporation
Quest Software, Inc.
Red Hat, Inc.
Rovi Corporation Sapient Corporation Solera Holdings, Inc. SRA International, Inc. Synopsys, Inc.

The Compensation Committee considered whether the compensation being paid by the Company is competitive with those of its peer group and set a “benchmark” for NEO compensation. For T2010, the Compensation Committee, in consultation with FW Cook, sought to set the equity grant levels to an amount within a competitive range of the 75th percentile for similarly situated officers at the peer group, prorated to reflect the seven month transitional period.

Committee Process. As discussed above, the Compensation Committee continually reviews both the Company’s compensation philosophy and the actual compensation being paid. The Compensation Committee met, including in executive sessions without any members of management present, to discuss, evaluate and set executive officer compensation.

Elements of Compensation

The Compensation Committee believes that the Company’s compensation programs for its executive officers are competitive and appropriately designed to attract and retain key employees, reward performance and promote long-term stockholder value. The Compensation Committee plans to continue to review the compensation payable to the Company’s executive officers, periodically evaluate the Company’s compensation practices against competitive data and make changes to the Company’s compensation structure to ensure that the programs are designed and implemented to achieve the Compensation Committee’s stated goals. This section describes the various elements of our compensation program for NEOs, together with a discussion of various matters relating to those items. The principal components of compensation for our NEOs were:

•	cash compensation consisting of base salary and cash bonus;

•	equity compensation; and

•	perquisites and other personal benefits.

Base Salary. Base salaries are paid to the Company’s executive officers to compensate them for the performance of their respective job duties and responsibilities. The Compensation Committee reviews base salaries of the Company’s executive officers on an annual basis. In setting annual base salaries, the Compensation Committee takes into consideration the Company’s overall financial and operating performance in the prior year, the Company-wide target for base salary increases for all employees, market and competitive salary information, changes in the scope of an executive officer’s job responsibilities and other relevant factors. The Compensation Committee also reviews the executive officer’s performance and the performance of the divisions, business units and departments for which he or she is responsible. For the Chief Executive Officer, the Compensation Committee evaluates the Chief Executive Officer’s performance and determines any salary adjustment. For the other executive officers, the Compensation Committee receives an evaluation from the Chief Executive Officer on the executive officer’s performance and a recommendation for any salary adjustment.

Based on the competitive salary information discussed above under “Compensation Procedures – Market Analysis,” in July 2010, the Compensation Committee approved a base salary increase of $75,000, to $500,000, for Mr. Davis and, in November 2010, the Compensation Committee approved a base salary increase of $40,000, to $350,000, for Ms. Adams. None of our other NEOs received a salary increase for T2010.

Bonuses.

Annual Incentive Plan.

Stockholders approved the Allscripts-Misys Healthcare Solutions, Inc. Incentive Plan (the “Incentive Plan”) at the Company’s October 8, 2009 Annual Meeting of Stockholders. The participants in the Incentive Plan in T2010 were the Chief Executive Officer and other eligible executive officers. The plan design enables the Compensation Committee to retain discretion to establish bonuses at levels appropriate to reflect the participants’ performance and other individual factors, while preserving the Company’s ability to deduct the bonuses under Internal Revenue Code Section 162(m). Under the plan, if target levels of performance were attained, the payout for T2010 was 100% of base salary for Messrs. Tullman, Davis and Shapiro and Ms. McPartland and 85% of base salary for Ms. Adams.

Performance objectives for the Incentive Plan are developed through a systematic process. Based on a review of business plans, management, including the NEOs, develops preliminary recommendations for Compensation Committee review. The Compensation Committee reviews management’s preliminary recommendations and establishes final financial targets and individual objectives. In establishing final targets, the Compensation Committee strives to ensure that the incentives provided pursuant to the Incentive Plan are consistent with the strategic goals set by the board of directors, that the goals set based on the financial budget are sufficiently ambitious so as to provide a meaningful incentive and that bonus payments, assuming target levels of budgeted performance are attained, will be consistent with the overall NEO compensation program established by the Compensation Committee.

For T2010, the Incentive Plan payout was based on the Company’s achievement of operating profit targets. The minimum adjusted income from operations threshold required, which was calculated as income from operations determined in accordance with U.S. generally accepted accounting principles plus an add back of expenses related to the merger with Eclipsys and certain other non-recurring expenses (“Adjusted Income from Operations”), to receive a target Incentive Plan payout was $79.7 million, with 100% of the target bonus funded at an Adjusted Income from Operations threshold of $92.8 million and maximum funding of 150% of target for Adjusted Income from Operations at or in excess of $111.3 million. The actual Adjusted Income from Operations for T2010 was $84.6 million, resulting in 52% funding of the target bonus amount based on a sliding scale for achievement. For T2010, the awards made to each of our NEOs were based on their respective annual targets, as adjusted to reflect the seven month measurement period.

As a result of this process, the following amounts were earned by our NEOs under the Incentive Plan with respect to T2010 (target amounts are also shown below and are adjusted to reflect the seven month measurement period):

Name	Incentive Plan Target Amount	Incentive Plan Payment
Glen E. Tullman	$437,500	$227,500
William J. Davis	$291,667	$151,667
Lee A. Shapiro	$350,000	$182,000
Eileen McPartland	$350,000	$182,000
Diane Adams	$173,542	$ 90,242

Retention Bonuses.

In connection with the merger with Eclipsys, Allscripts established the Allscripts Healthcare Solutions, Inc. Incentive Retention Plan (the “Retention Plan”). In connection with the development of the Retention Plan, the Compensation Committee retained Hewitt to advise on the design of the Retention Plan and the costs and benefits associated with the Retention Plan. The Compensation Committee also received input from Mercer, the Misys Compensation Committee’s independent compensation consultant at the time.

The purpose of the Retention Plan is to retain certain highly qualified individuals in the employment of Allscripts, provide incentive and reward to such individuals to diligently and successfully complete the merger with Eclipsys, and to mitigate distractions to such individuals resulting from the transaction. The Retention Plan is administered by the Compensation Committee, which was authorized to select the Retention Plan’s participants. There were approximately 170 employees selected to participate in the Retention Plan, divided into five participation award levels. Messrs. Tullman, Shapiro and Davis are blue award participants and Ms. McPartland and Ms. Adams are green award participants.

The total target value of the awards is 250% and 200% of a participant’s base salary (as of the close of the transaction) for awards blue and green, respectively. These awards consist of 50% cash and 50% performance-based restricted shares (“Performance Shares”). The cash awards vest periodically over two years beginning on the date of the closing of the merger as follows: 1/6 at each of the close of the merger and the 6, 12, 16, 20 and 24 month anniversaries of the closing of the merger. Awards for the blue and green levels also will vest upon a termination due to death or disability, termination by Allscripts without cause or by the participant for constructive discharge. Awards not previously vested are otherwise forfeited upon termination of employment.

As a result of the consummation of the Eclipsys Merger, the following retention bonus payments were made to the NEOs on September 1, 2010:

Key Executive	Retention Bonus Payment
Glen E. Tullman	$156,250
William J. Davis	$104,167
Lee A. Shapiro	$125,000
Eileen McPartland	$100,000
Diane Adams	$ 51,667

Please see “Stock-Based Awards—Retention Plan” for a description of the Performance Shares granted under the Retention Plan.

Stock-Based Awards. Under our Amended and Restated 1993 Stock Incentive Plan, the Compensation Committee may grant executive officers and other employees incentive and non-qualified stock options, restricted stock units and other forms of stock-based awards. The Compensation Committee believes the Stock

Incentive Plan and the related issuance of equity-based awards is consistent with its stated objective of establishing an executive compensation system program that aligns the long-term interest of our executive officers with those of our stockholders.

All equity-based awards are made by the Compensation Committee, or a subcommittee thereof. The Committee does not delegate this responsibility to executive officers. Previously, equity grants approved by the Committee or the Board of Directors were generally granted on the last Friday of the second month following each fiscal quarter. In February 2011, the Board of Directors adopted a formal equity grant policy. Pursuant to this policy, all annual equity grants to officers and employees of the Company will be made after the Company has released its financial results for the prior fiscal year. The Company may also grant equity awards to newly promoted or hired officers or employees of the Company or to other officers or employees under circumstances and at times as determined by the Compensation Committee. If the approval of any non-annual equity grant occurs during a black-out period related to earnings, the date of grant shall be the last business day of the month in which the Company releases its earnings (unless that day is in an earnings-related black-out period, in which case it will be the date that is two business days after the date of the Company’s earnings release).

During T2010, the Compensation Committee granted both time-based restricted stock unit awards and performance share awards to the Named Executive Officers.

Restricted Stock Unit Awards

Time-based restricted stock unit awards generally vest 25% on each of the first four anniversary dates from the date of grant, while performance-based restricted stock units only vest if the applicable performance conditions have been satisfied. The holders of restricted stock units are not entitled to vote the underlying shares of the Company’s common stock. Since October 10, 2008, restricted stock unit awards have included a dividend equivalent right entitling the award holder to cash payments on dividends, if any, declared and paid on the Company’s common stock. Beginning with the November 2010 equity grants, dividend equivalents with respect to restricted stock units are subject to the same vesting conditions as the underlying award.

The T2010 restricted stock unit grants set forth below were made by the Compensation Committee based on a number of considerations, including an analysis of compensation arrangements at the comparable companies listed above under “Market Analysis,” the Company’s year-over-year performance in revenue growth and earnings as compared to prior years and that of other comparable companies, the relative complexity of the business challenges faced by management and the environment in which the Company competes, the desirability of using equity grants to further align the interests of management with the stockholders of the Company and the merger with Eclipsys. In addition, in the case of Ms. McPartland, a portion of the award (30,165 underlying shares) was granted in recognition of the Misys equity awards that were forfeited by Ms. McPartland on account of the Misys separation transactions.

During T2010, the Company granted time-based restricted stock units to each of the NEOs as set forth in the table below. All of the time-based restricted stock unit awards are subject to the Company’s standard four-year vesting schedule.

	Grant Date	Number of Underlying Shares
Glen E. Tullman	11/26/2010	156,517
William J. Davis	11/26/2010	68,299
Lee A. Shapiro	11/26/2010	68,299
Eileen McPartland	11/26/2010	98,464	(1)
Diane Adams	11/26/2010	28,458

(1)	A portion of the award (30,165 underlying shares) was granted in recognition of the Misys equity awards that were forfeited by Ms. McPartland on account of the Misys separation transactions.

Performance Share Grants Under the Retention Plan

As discussed above, in connection with the merger with Eclipsys, Allscripts established the Retention Plan. There were approximately 170 employees selected to participate in the Retention Plan, divided into five participation award levels. Messrs. Tullman, Shapiro and Davis are blue award participants and Ms. McPartland and Ms. Adams are green award participants.

The total target value of the awards granted under the Retention Plan is 250% and 200% of a participant’s base salary (as of the close of the transaction) for awards blue and green, respectively. These awards consist of 50% cash and 50% Performance Shares.

One-half of the Performance Shares vest based on the achievement of cost synergy savings (“Cost Synergies”) realized as a result of the merger in the 12 month periods ended September 30, 2011 and September 30, 2012 (“Year 1” and “Year 2”, respectively). The Year 1 Cost Synergies target is $30,000,000, and the Year 2 Cost Synergies target is $38,000,000.

The other one-half of the Performance Shares vest based on the joint sale of products and/or services of the Allscripts and Eclipsys (“Joint Product Sales”), each sale equal to or greater than $5,000,000, in each of Year 1 and Year 2. The Joint Product Sales target for each of Year 1 and Year 2 is 5 sales.

The table below illustrates the threshold, target and maximum Performance Share vesting and payout on an aggregate basis. If the performance goals are achieved in Year 1 or Year 2, the Participant will receive one-half of the award amount shown for the applicable performance result. Payout for performance between the threshold and target and target and maximum levels is determined using straight-line interpolation.

Cost Synergies	Threshold	Target	Maximum
Performance as % of Target (per year)	80%	100%	120%
Payout as a % of Base Salary:
Blue	31.25%	62.5%	93.75%
Green	25%	50%	75%
Joint Product Sales
Performance as # of Sales (per year)	3	5	7
Payout as a % of Base Salary:
Blue	31.25%	62.5%	75%
Green	25%	50%	60%

Awards for the blue and green levels also will vest upon a termination due to death or disability, termination by Allscripts without cause or by the participant for constructive discharge. Awards not previously vested are otherwise forfeited upon termination of employment.

On July 30, 2010, Allscripts granted the Performance Shares to the NEOs under the Retention Plan, in the following amounts:

	Grant Date	Target Award	Maximum Award
Glen E. Tullman	7/30/2010	56,172	75,832
William J. Davis	7/30/2010	37,448	50,555
Lee A. Shapiro	7/30/2010	44,938	60,665
Eileen McPartland	7/30/2010	35,950	48,533
Diane Adams	7/30/2010	18,574	25,075

Please see “Cash Bonuses—Retention Plan” for a description of the cash bonuses under the Retention Plan.

Benefits and Perquisites

Each of our NEOs participates in the health and welfare benefit plans and fringe benefit programs generally available to all other Allscripts employees. In addition, Allscripts generally does not provide its NEOs with significant perquisites and personal benefits in excess of $10,000. Under certain circumstances, however, the Compensation Committee recognizes that special arrangements, such as the relocation benefits provided to Ms. McPartland, may be necessary or desirable. The total perquisites provided to each NEO are described in footnote 5 to the “ 2010 Summary Compensation Table” included in this proxy statement.

Severance Arrangements in Employment Agreements

Allscripts has entered into severance arrangements as a component of the employment agreements with members of our senior management team, including the NEOs. These agreements provide for payments and other benefits if the officer’s employment terminates for a qualifying event or circumstance, such as being terminated without “Cause” or leaving employment for “Constructive Discharge,” as these terms are defined in the employment agreements. A termination following a “Change of Control” generally results in the NEOs receiving additional compensation. Pursuant to employment agreement amendments adopted in July 2010, several important modifications were made to the executive employment arrangements, including the elimination of single trigger change of control benefits and tax gross-up payments on change of control benefits. Additional information regarding the employment agreements, including a quantification of benefits that would have been received by our NEOs had termination occurred on December 31, 2010, is found under the heading “Potential Payments upon Termination or Change of Control” in this Proxy Statement.

The Compensation Committee believes that these severance and change of control arrangements are an important part of overall compensation for our NEOs. The Compensation Committee believes that these agreements help to secure the continued employment and dedication of our NEOs, notwithstanding any concern that they might have at such time regarding their own continued employment, prior to or following a change of control. The Compensation Committee also believes that these agreements are important as a recruitment and retention device, as many of the companies with which we compete for executive talent have similar agreements in place for their senior employees.

Stock Ownership Requirements

Messrs. Tullman, Davis, Shapiro and Ms. McPartland are subject to minimum stock ownership and retention requirements (including stock options, restricted stock and restricted stock units) pursuant to the terms of their employment agreements. Each of Messrs. Tullman, Davis, Shapiro and Ms. McPartland may be terminated by the Company for “Cause” for failure to maintain the minimum level of ownership.

In the case of Messrs. Shapiro and Davis, they must maintain an ownership level with a fair market value equal to: (i) 100% of their respective base salaries on October 10, 2008 from October 10, 2008 through October 9, 2009; (ii) 66% of their respective base salaries on October 10, 2008 from October 10, 2009 through October 9, 2010; and (iii) 33% of their respective base salaries on October 10, 2009 from October 10, 2010 through October 9, 2011. In the case of Mr. Tullman, his minimum ownership level is measured as of the same periods noted above for Messrs. Shapiro and Davis, but with 200%, 133% and 66% as the required minimum percentages in clauses (i), (ii) and (iii) of the prior sentence, respectively. In the case of Ms. McPartland, her required minimum ownership percentages are the same as noted above for Messrs. Shapiro and Davis, but her measurement period is based on June 1, 2009, the date she commenced employment with the Company. As of December 31, 2010, each of Messrs. Tullman, Shapiro, and Davis and Ms. McPartland satisfied the applicable ownership requirements.

Tax Considerations

Under Internal Revenue Code Section 162(m), a company generally may not deduct compensation in excess of $1,000,000 paid to the chief executive officer and the other three most highly compensated officers, other than the chief financial officer. Certain “performance-based compensation” is not included in compensation for purposes of the limit. The structure of Allscripts’ executive compensation program has not historically given rise to Section 162(m) concerns, although in connection with the consummation of the 2008 Misys Transactions, the 2010 Eclipsys merger and the resulting growth of the Company, it has become a focus. The Compensation Committee will continue to assess the impact of Section 162(m) on its compensation practices; however, the Compensation Committee believes that it must maintain flexibility in its approach in order to structure a program that is the most effective in attracting, motivating and retaining the Company’s key executives.

Compensation Committee Report

The Compensation Committee of the board of directors of Allscripts Healthcare Solutions, Inc. oversees Allscripts’ compensation program on behalf of the board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth above.

In reliance on the review and discussions referred to above, the Compensation Committee recommended to the board that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-KT for the seven months ended December 31, 2010 and the Company’s proxy statement to be filed in connection with Allscripts’ 2011 Annual Meeting of Stockholders.

COMPENSATION COMMITTEE

Edward Kangas, Chairman*

Philip D. Green

Michael J. Kluger

*	Mr. Kangas was appointed to our board of directors in August 2010.

2010 Summary Compensation Table

The following table presents the total compensation of Allscripts’ Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers who were serving in such capacities at December 31, 2010. In connection with the Eclipsys merger, we changed our fiscal year-end back to a calendar year-end, December 31st. We previously changed our fiscal year-end from December 31st to May 31st in connection with the consummation of the 2008 Misys Transactions. The table below includes historical compensation information both for calendar 2008, which we refer to as “2008” and is derived in part from the historical financial statements of legacy Allscripts prior to October 10, 2008, and for the period from January 1, 2009 through the end of our 2009 fiscal year on May 31, 2009, which we refer to as the “Transitional 2009 Period.” In addition, the table below includes information for fiscal year 2010 (June 1, 2009 through May 31, 2010), which we refer to as “fiscal 2010,” and the seven month period ended December 31, 2010 (June 1, 2010 through December 31, 2010), which we refer to as “T2010.”

Name and Principal Position	Year (1)	Salary ($)	Bonus ($) (2)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Glen E. Tullman	T2010	437,500	156,250	3,687,515	227,500	3,367	4,512,132
Chief Executive Officer	FY2010	741,667	315,000	2,250,031	750,000	15,572	4,072,270
	2009	291,667	—	—	394,000	12,205	697,872
	2008	559,375	1,785,000	4,400,000	30,000	13,130	6,787,505
	2007	475,000	—	—	—	11,488	486,488

William J. Davis	T2010	282,292	104,167	1,825,020	151,667	5,447	2,368,593
Chief Financial Officer	FY2010	425,000	191,250	750,022	318,750	14,480	1,699,502
	2009	177,083	—	—	180,000	11,575	368,658
	2008	408,541	1,283,750	2,099,992	30,000	13,040	3,835,323
	2007	400,000	—	—	—	11,565	411,565

Lee A. Shapiro	T2010	350,000	125,000	1,950,028	182,000	3,609	2,610,637
President	FY2010	594,792	213,750	1,080,011	600,000	15,572	2,504,125
	2009	197,916	—	—	347,000	12,205	557,121
	2008	428,125	1,361,250	2,350,001	30,000	13,891	4,183,267
	2007	400,000	—	—	—	13,882	413,882

Eileen McPartland	T2010	350,000	100,000	2,330,018	182,000	34,689	2,996,707
Chief Operating Officer	FY2010	491,667	—	2,000,024	600,000	56,824	3,148,515

Diane Adams (6)	T2010	187,500	51,667	810,007	90,242	1,002	1,140,418
Executive Vice President, Culture and Talent

(1)	The “T2010” year represents the period of June 1, 2010 through December 31, 2010, “FY 2010” represents the Company’s 2010 fiscal year of June 1, 2009 through May 31, 2010, and the “2009” year represents the Transitional 2009 Period of January 1, 2009 through May 31, 2009.

(2)	For T2010, the amounts reported represent cash retention bonuses that each NEO received pursuant to a retention plan established in connection with the Eclipsys merger (the “Retention Plan”). For fiscal 2010, Messrs. Tullman, Davis and Shapiro received cash retention bonuses that were negotiated in connection with the consummation of the 2008 Misys Transactions. These payments were, therefore, a satisfaction of prior contractual obligations and did not reflect pay decisions in fiscal 2010 or T2010. In addition, during calendar year 2008, Messrs. Tullman, Davis and Shapiro were paid cash bonuses that vested upon consummation of the 2008 Misys Transactions in the amounts of $1,785,000, $1,083,750, and $1,211,250, respectively.

(3)

For T2010, the amounts in this column represent time-based restricted stock unit (“RSU”) awards granted under the Amended and Restated 1993 Stock Incentive Plan (the “Stock Plan”) and performance shares granted under the Retention Plan. The amounts reported in this column assume the probable outcome of the performance conditions with respect to the performance awards and are valued based on the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). The grant date fair value assuming maximum performance with respect to the T2010 performance shares is as follows: Mr. Tullman $1,265,636; Mr. Davis $843,763; Mr. Shapiro $1,012,516; Ms. McPartland $810,016; and Ms. Adams $418,502. See Note 9 to the Consolidated Financial Statements included in our Transition Report on Form 10-KT for the seven months ended December 31, 2010 for a discussion of the relevant assumptions used in calculating these amounts pursuant to FASB ASC Topic 718.

(4)	For T2010, these amounts reflect payments under Allscripts-Misys Healthcare Solutions Inc. Incentive Plan (the “Incentive Plan”) and are based upon the attainment of pre-established performance objectives. Please see the “Compensation Discussion and Analysis” section of this proxy statement for more specific information regarding each NEO’s potential award under the Incentive Plan.

(5)	The amounts reported under “All Other Compensation” for T2010 include parking perquisites, 401(k) matching contributions, Company-paid life insurance premiums, a housing allowance and related tax reimbursements for Ms. McPartland as follows:

	Parking Expense Payments ($)	401(k) Matching Contribution ($)	Life Insurance Premiums ($)	Housing Allowance ($)		Tax Reimbursements ($)		Total ($)
Glen E. Tullman	2,240	—	1,127	—		—		3,367
William J. Davis	2,240	2,717	490	—		—		5,447
Lee A. Shapiro	2,240	—	1,369	—		—		3,609
Eileen McPartland	—	—	2,107	19,200	(A)	13,382	(B)	34,689
Diane Adams	—	—	1,002	—		—		1,002

(A)	The housing allowance paid to Ms. McPartland was negotiated in connection with Ms. McPartland commencing employment with the Company. The amount reported represents the actual amount paid to Ms. McPartland for expenses incurred while commuting from Ms. McPartland’s residence in New Jersey and Allscripts’ offices in Raleigh, North Carolina.

(B)	The amounts reported for Ms. McPartland represent tax gross-ups for her housing allowance.

(6)	Ms. Adams was not an NEO prior to T2010.

2010 Grants of Plan-Based Awards

The following table provides information regarding non-equity incentive plan awards, restricted stock unit awards and performance shares granted in T2010.

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			Stock Awards: Number of Shares of Stock or Units (#) (3)	Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (4) ($)
Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Glen E. Tullman	—	43,750	437,500	656,250	—	—	—	—	—	—	—
	7/30/2010	—	—	—	28,086	56,172	75,832	—	—	—	937,511
	11/26/2010	—	—	—	—		—	156,517	—	—	2,750,004
William J. Davis	—	29,167	291,667	437,500	—	—	—	—	—	—	—
	7/30/2010	—	—	—	18,724	37,448	50,555	—	—	—	625,007
	11/26/2010	—	—	—	—	—	—	68,299	—	—	1,200,013
Lee A. Shapiro	—	35,000	350,000	525,000	—	—	—	—	—	—	—
	7/30/2010	—	—	—	22,469	44,938	60,665	—	—	—	750,015
	11/26/2010	—	—	—	—	—	—	68,299	—	—	1,200,013
Eileen McPartland	—	35,000	350,000	525,000	—	—	—	—	—	—	—
	7/30/2010	—	—	—	17,975	35,950	48,533	—	—	—	600,006
	11/26/2010	—	—	—	—	—	—	98,464	—	—	1,730,012
Diane Adams	—	17,354	173,542	260,313	—	—	—	—	—	—	—
	7/30/2010	—	—	—	9,288	18,574	25,075	—	—	—	310,000
	11/26/2010	—	—	—	—	—	—	28,458	—	—	500,007

(1)	These amounts reflect the target cash incentive compensation amounts granted under the Incentive Plan for T2010. Actual payout under the Incentive Plan is based on the achievement of performance goals.

(2)	These amounts represent the threshold, target and maximum performance shares granted in T2010 under the Retention Plan. These performance shares vest based on the attainment of specified targets relating to the achievement of certain cost synergies and the booking of new integrated deals as established by the board of directors.

(3)	These time-based restricted stock units granted under our Stock Plan vest 25% over four years.

(4)	The amounts shown in this column are valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 and, in the case of performance-based awards, are based on the probable outcome of the applicable performance conditions. See Note 9 to the Consolidated Financial Statements included in our Transition Report on Form 10-KT for the seven months ended December 31, 2010 for a discussion of the relevant assumptions used in calculating these amounts pursuant to FASB ASC Topic 718.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

On July 31, 2010 Allscripts entered into an employment agreement with Glen E. Tullman which supersedes and replaces his existing employment agreement with Allscripts dated March 17, 2008. Pursuant to the terms of the employment agreement, Mr. Tullman will continue in the position of Chief Executive Officer of Allscripts. Mr. Tullman will report to, and his duties will be assigned by, the board of directors. The term of the employment agreement is for three years from August 24, 2010, the date of the closing of the Eclipsys merger, with automatic one-year renewals unless notice of termination by either Mr. Tullman or Allscripts is given at least 90 days prior to the expiration of the term. Mr. Tullman’s annual base salary will be at least $750,000. His annual target bonus opportunity will be at least 100% of base salary. Mr. Tullman will be eligible to participate in any benefit, perquisite or equity award program generally available to Allscripts’ senior executive employees. Equity awards will be made in the sole discretion of the board (or a committee thereof). Please see “Potential Payments Upon Termination or Change of Control” for information regarding the severance benefits available under Mr. Tullman’s amended and restated employment agreement.

During T2010, Allscripts entered into amendments to employment agreements with each of Lee Shapiro, William J. Davis, Eileen McPartland, and Diane Adams. The amendments amended the severance provisions with respect to each of the NEOs. Please see “Potential Payments Upon Termination or Change of Control” for information regarding the severance benefits available under the amended employment agreements.

The amendment with Mr. Davis also provides for an increase in Mr. Davis’ annual base salary from $425,000 to at least $500,000 and an increase in his annual target bonus opportunity from 75% of base salary to at least 100% of base salary. The amendment with Mr. Shapiro updates his employment agreement to reflect his current base salary of $600,000 and current target bonus opportunity of 100% of base salary.

Under the employment agreements, each of the NEOs were entitled to receive the following base salaries, on an annualized basis, in T2010:

Name	T2010 Salary
Glen E. Tullman	$750,000
William J. Davis	$500,000
Lee A. Shapiro	$600,000
Eileen McPartland	$600,000
Diane Adams	$350,000

Each executive is also entitled to a performance bonus subject to the sole discretion of, and based upon criteria selected by the board of directors or a committee of the board of directors. In T2010, the target bonus was 100% of base salary for Messrs. Tullman, Davis and Shapiro and Ms. McPartland and 85% of base salary for Ms. Adams. Under the T2010 Incentive Plan, the actual payouts could be greater than the targeted bonus, based on actual Company performance.

Outstanding Equity Awards at December 31, 2010

The following table sets forth information regarding stock options and restricted stock units of the Company held by each of the NEOs at December 31, 2010.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Glen E. Tullman	148,008 77,938 155,877	— — —	$1.70 $4.57 $5.13	6/24/2013 4/1/2014 12/31/2014
					209,790	(2)	4,042,653
					48,970 156,517 32,887	(3) (4) (5)	943,652 3,016,083 633,732
								56,172	(6)	1,082,434

William J. Davis	79,462 72,742 103,918	— — —	$1.70 $4.57 $5.13	6/24/2013 4/1/2014 12/31/2014
					139,860	(2)	2,695,102
					16,323 68,299 10,962	(3) (4) (5)	314,544 1,316,122 211,238
								37,448	(6)	721,623

Lee A. Shapiro	147,794 77,133 72,742 155,876	— — — —	$2.71 $1.70 $4.57 $5.13	3/1/2011 6/24/2013 4/1/2014 12/31/2014
					139,860	(2)	2,695,102
					23,505 68,299 15,786	(3) (4) (5)	452,941 1,316,122 304,196
								44,938	(6)	865,955

Eileen McPartland					43,529 68,299 30,165 29,233	(3) (4) (4) (5)	838,804 1,316,122 581,280 563,320
								35,950	(6)	692,757

Diane Adams					24,267 28,458 16,297	(3) (4) (5)	467,625 548,386 314,043
								18,574	(6)	357,921

Note:	Multiple awards have been aggregated where the expiration date and the exercise and/or base price of the instruments are identical.

(1)	The amounts set forth in this column equal the number of restricted stock units indicated multiplied by the closing price of our common stock ($19.27) on December 31, 2010. The amounts assume all of the restricted stock units will vest based upon continued service.

(2)	Represents restricted stock units granted on October 28, 2008. The restricted stock units will vest in four equal annual installments from the grant date beginning on October 28, 2009.

(3)	Represents restricted stock units granted on July 31, 2009. The restricted stock units will vest in four equal annual installments from the grant date beginning on July 31, 2010.

(4)	Represents restricted stock units granted on November 26, 2010. The restricted stock units will vest in four equal annual installments from the grant date beginning on November 26, 2011.

(5)	Represents restricted stock units granted on July 31, 2009. The restricted stock units became eligible for time-based vesting based on the Company’s achievement of specified performance objectives. Under the terms of the restricted stock unit award agreements, if the Company’s performance resulted in any portion of the restricted stock units being eligible for vesting, then 50% of the award would vest on each of the first and second anniversaries of the grant date so long as the executive remained continuously employed by the Company. The amount reported in this table represents the remaining portion of the restricted stock unit grant that is scheduled to vest on the second anniversary of the grant date.

(6)	Represents restricted stock units granted on July 30, 2010. The restricted stock units vest up to 50% in each of the years following the closing of the Eclipsys Merger based on the achievement of certain cost synergies and the booking of new integrated deals as established by the board of directors.

2010 Options Exercises and Stock Vested

The following table sets forth: (i) the number of shares of Allscripts common stock acquired during T2010 upon the exercise of stock options and the value realized upon exercise and any options transferred during T2010 and (ii) the number of shares acquired upon vesting of stock awards and the value realized upon vesting during T2010.

	Option Awards				Stock Awards
	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise or Transfer ($) (1)		Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($) (2)
Glen E. Tullman	381,823		5,961,748		154,106		2,836,209
					398,747	(3)	1,753,945	(3)
William J. Davis	—		—		86,335		1,613,607
					258,777	(3)	1,142,460	(3)
Lee A. Shapiro	150,000		2,014,028		93,552		1,735,574
					267,091	(3)	1,182,083	(3)
Eileen McPartland	232,455	(3)	403,846	(3)	43,743		739,257
					232,454	(3)	1,017,661	(3)
Diane Adams	—		—		24,388		412,157

(1)	Upon exercise, option holders may surrender shares to pay the option exercise price and satisfy income tax-withholding requirements. The amounts shown are gross amounts absent netting for shares surrendered. For Mr. Tullman, the amount represents shares transferred to a family member.

(2)	The value realized equals the fair market value of Allscripts common stock on the vesting date multiplied by the number of shares vested. Upon release of the restricted stock, shares may be surrendered to satisfy income tax-withholding requirements. The amounts shown are gross amounts absent netting for shares surrendered.

(3)	These amounts represent Misys shares acquired on vesting and, in the case of Ms. McPartland, upon exercise of outstanding Misys options. A portion of these awards vested in connection with the Misys separation transactions.

Potential Payments Upon Termination or Change of Control

As noted above under “Executive Compensation—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Employment Agreements,” we have entered into employment agreements with each of our NEOs that provide for payments in connection with such NEO’s termination, whether upon a change of control or otherwise.

The estimated benefits to be provided to the NEOs under the employment agreements in each of those situations are described below, including a summary of payments that would have been required had a termination taken place on December 31, 2010, based upon the closing price of our common stock ($19.27) on December 31, 2010.

Payments Made upon Termination

The employment agreements provide for payments of certain benefits, as described below, upon the termination of the employment of an NEO. The NEO’s rights upon a termination of his or her employment depend upon the circumstances of the termination. Central to an understanding of the rights of each NEO under the employment agreements is an understanding of the definitions of “Cause” and “Constructive Discharge” that are used in those agreements. For purposes of the employment agreements:

•

We have “Cause” to terminate an NEO for an NEO’s: (i) willful or grossly negligent failure to perform duties, (ii) violation of law which is materially injurious to the operations or reputation of Allscripts, (iii) conviction of a crime involving property of Allscripts or constituting a felony or involving fraud or moral turpitude, (iv) failure to maintain certain ownership levels of Allscripts common stock (other than in the case of Ms. Adams) or (v) material violation of a general Company policy or refusal to follow lawful directions of the board of directors.

•

A “Constructive Discharge” under the employment agreements generally means: (i) a failure of Allscripts to meet its obligations, in any material respect, under the employment agreement, including, without limitation, a reduction of or failure to pay base salary, (ii) a material diminution in or other substantial adverse alteration in the nature or scope of an NEO’s responsibilities, or (iii) the relocation of more than fifty miles to an NEO’s principal place of business.

The employment agreements require, as a precondition to the receipt of these payments, that the NEO sign a standard form of release of employment. They also include noncompete and nonsolicit provisions that would apply for one year following such NEO’s termination of employment and a confidentiality provision.

Payment Obligations for Termination by Allscripts with Cause or upon Death or Disability or by the NEO without Constructive Discharge

If an NEO is terminated by Allscripts for Cause or as a result of the NEO’s death or disability (as defined in the employment agreements), or if an NEO terminates his or her employment without Constructive Discharge, he or she is entitled to receive:

•	accrued but unpaid base salary through the date of termination; and

•	earned but unpaid annual cash incentive compensation in respect of the fiscal year prior to the fiscal year in which the termination occurs.

As noted in the Compensation Discussion and Analysis, under the terms of the Retention Plan, the cash and performance share awards for the blue and green level participants will fully vest upon a termination due to death or disability.

Payment Obligations for Termination by Allscripts Without Cause or due to Constructive Discharge.

If an NEO is terminated by Allscripts without Cause or an NEO terminates his or her employment for Constructive Discharge (except during the two-year period following a change of control), he or she is entitled to receive:

•	accrued but unpaid base salary through the date of termination;

•	earned but unpaid annual cash incentive compensation in respect of the fiscal year prior to the fiscal year in which the termination occurs (as determined and payable had there been no termination);

•

severance equal to one times the sum of base salary plus target performance bonus or, in the case of Ms. Adams, one times the executive’s base salary, with such severance to be paid in 12 equal monthly installments;

•	continuation of health benefits for 12 months; and

•

pro-rata vesting of any unvested stock option or stock awards equal to (A) (i) the number of shares of such award that would vest on the normal vesting date multiplied by (ii) a fraction, the numerator of which is the number of days elapsed since the last regular vesting date of such award (or grant date if no vesting date has occurred), and the denominator of which is the number of days between the last regular vesting date (or grant date if no vesting date has occurred) and the normal vesting date; and (B) one additional year of vesting; provided, however, that for performance-based awards, vesting shall be subject to the satisfaction of, and based on the level of performance achieved, performance conditions; provided, further, that the vesting of the November 2010 restricted stock unit award does not accelerate upon the executive’s termination of employment due to a Constructive Discharge.

As noted in the Compensation Discussion and Analysis, under the terms of the Retention Plan, the cash and performance share awards for the blue and green level participants will fully vest upon a termination by the Company without Cause or by the participant for Constructive Discharge.

Payments Upon a Change of Control; Severance Upon Termination Following a Change of Control.

In T2010, the Company amended the employment arrangements with each of Messrs. Tullman, Shapiro and Davis. Among other modifications, the amendments eliminated each of the NEOs right to right to receive (i) gross up payments for any excise taxes imposed under Internal Revenue Code Sections 280G and 4999, (ii) single-trigger change of control payments and (iii) full equity award vesting upon the occurrence of a change of control.

Pursuant to the amended employment agreements, if a change of control occurs and prior to such event the NEO is not offered a comparable job by Allscripts (or its successor), then the NEO is entitled to:

•	full vesting of outstanding equity awards;

•	a lump sum payment equal to two times the value of his or her annual base salary plus target bonus; and

•

if the NEO’s employment is terminated without Cause or due to Constructive Discharge occurs within two years of a change of control or within 180 days before a change of control and in connection with such event, the NEO will receive an additional lump sum payment equal to two times the value of his or her annual base salary plus target bonus less (but in no event resulting in a negative number) the amount of any payment to the NEO in connection with the lack of a “comparable job” offer described above, the full vesting of outstanding equity awards and, in the case of Mr. Tullman, continuation of health benefits for 12 months.

Pursuant to Ms. McPartland’s and Ms. Adam’s employment agreements, if a change of control occurs and, prior to the change of control, the Company or representatives of the third party effecting the change of control (as applicable) do not offer the executive a comparable job to be held after the change of control and, on or within ten days following the change of control, the executive terminates her employment then, the executive is entitled to:

•	full vesting of all unvested equity awards;

•	a lump sum cash payment equal to the sum of such NEO’s base salary and target bonus amount; and

•

if the NEO’s employment is terminated without Cause or due to Constructive Discharge during the two-year period following the change of control, a lump sum cash payment equal to the sum of such NEO’s base salary and target bonus amount and the full vesting of equity awards.

A “comparable job” under each NEO’s employment agreements means employment following a change of control (i) with substantially the same duties and responsibilities as were held by the NEO immediately prior to the change of control, (ii) within 50 miles of the location at which the NEO provides services prior to such change of control and (iii) at the same or increased base salary and target performance bonus level as were in effect prior to such change of control.

The following table presents potential payments, as described above, to each NEO as if each NEO’s employment had been terminated as of December 31, 2010. The amounts presented in the table are in addition to amounts each NEO earned or accrued prior to termination, such as an NEO’s earned salary, previously vested options and RSUs and accrued vacation.

Name	Base Severance Pay ($)	Additional Severance Pay for Lack of Comparable Job ($)	Accelerated Vesting Of Equity Awards ($)	Accelerated Vesting Of Retention Plan Awards ($)	Continued Health Benefits ($)	Total ($)
Glen Tullman
Death or Disability	—	—	—	1,863,684	—	1,863,684
By Allscripts for Cause or Executive without Constructive Discharge	—	—	—	—	—	—
By Allscripts without Cause	1,500,000	—	3,912,619	1,863,684	8,616	7,284,919
By Executive for Constructive Discharge	1,500,000	—	3,086,264	1,863,684	8,616	6,458,564
Change of Control (no termination and comparable job)	—	—	—	—	—	—
Change of Control (no termination and no comparable job)	—	3,000,000	8,636,120	1,082,434	—	12,718,554
Change of Control with Termination	3,000,000	—	8,636,120	1,863,684	8,616	13,508,420

William J. Davis
Death or Disability	—	—	—	1,242,456	—	1,242,456
By Allscripts for Cause or Executive without Constructive Discharge	—	—	—	—	—	—
By Allscripts without Cause	1,000,000	—	2,181,325	1,242,456	14,757	4,438,538
By Executive for Constructive Discharge	1,000,000	—	1,820,726	1,242,456	14,757	4,077,939
Change of Control (no termination and comparable job)	—	—	—		—	—
Change of Control (no termination and no comparable job)	—	2,000,000	4,537,006	721,623	—	7,258,629
Change of Control with Termination	2,000,000	—	4,537,006	1,242,456	14,757	7,794,219

Lee Shapiro
Death or Disability	—	—	—	1,490,955	—	1,490,955
By Allscripts for Cause or Executive without Constructive Discharge	—	—	—	—	—	—
By Allscripts without Cause	1,200,000	—	2,285,518	1,490,955	14,757	4,991,230
By Executive for Constructive Discharge	1,200,000	—	1,924,919	1,490,955	14,757	4,630,631
Change of Control (no termination and comparable job)	—	—	—	—	—	—
Change of Control (no termination and no comparable job)	—	2,400,000	4,768,362	865,955	—	8,034,317
Change of Control with Termination	2,400,000	—	4,768,362	1,490,955	14,757	8,674,074

Name	Base Severance Pay ($)	Additional Severance Pay for Lack of Comparable Job ($)	Accelerated Vesting Of Equity Awards ($)	Accelerated Vesting Of Retention Plan Awards ($)	Continued Health Benefits ($)	Total ($)

Eileen McPartland
Death or Disability	—	—	—	1,192,757	—	1,192,757
By Allscripts for Cause or Executive without Constructive Discharge	—	—	—	—	—	—
By Allscripts without Cause	1,200,000	—	1,151,440	1,192,757	4,509	3,548,706
By Executive for Constructive Discharge	1,200,000	—	631,555	1,192,757	4,509	3,028,821
Change of Control (no termination and comparable job)	—	—	—	—	—	—
Change of Control (no termination and no comparable job)	—	—	—	—	—	—
Change of Control with Termination	1,200,000	—	3,299,525	1,192,757	4,509	5,696,791

Diane Adams
Death or Disability	—	—	—	616,254	—	616,254
By Allscripts for Cause or Executive without Constructive Discharge	—	—	—	—	—	—
By Allscripts without Cause	350,000	—	495,123	616,254	8,616	1,469,993
By Executive for Constructive Discharge	350,000	—	344,856	616,254	8,616	1,319,726
Change of Control (no termination and comparable job)	—	—	—	—	—	—
Change of Control (no termination and no comparable job)	—	—	—	—	—	—
Change of Control with Termination	647,500	—	1,330,054	616,254	8,616	2,602,424

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2010 about Allscripts common stock that may be issued upon the exercise of options and rights under all of our existing equity compensation plans, including our Amended and Restated 1993 Stock Incentive Plan and our 2001 Non-statutory Stock Option Plan. Stockholders did not approve the 2001 Non-statutory Stock Option Plan, which is described below.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in columns (a) and (b)) (c)
Equity compensation plans approved by security holders	5,907,551	$3.59	3,698,688
Equity compensation plans not approved by security holders	530,604	$2.46	104,501
Total (1)	6,438,155	$3.36	3,803,189

(1)	Excludes 6,068,322 shares subject to options, restricted stock and restricted stock unit awards outstanding pursuant to the Eclipsys Corporation 2005 Inducement Grant Stock Incentive Plan, 2008 Omnibus Incentive Plan, Inducement Grant Omnibus Incentive Plan, Inducement Grant Plan, and Amended and Restated 2000 Stock Incentive Plan, which we assumed in connection with the 2010 merger with Eclipsys Corporation. The options have a weighted-average exercise price of $14.05 per share.

2001 Non-statutory Stock Option Plan

The board originally adopted the 2001 Non-statutory Stock Option Plan (the “2001 Plan”) on January 31, 2001 and has amended the Plan from time to time. The 2001 Plan terminated on January 31, 2011. Under the 2001 Plan, the Compensation Committee granted stock options to key individuals performing services for us, including employees (other than officers or directors), consultants and independent contractors.

Since its inception, 5,195,345 shares of common stock have been reserved for issuance under the 2001 Plan. At December 31, 2010, there were 530,604 shares of common stock reserved for issuance upon exercise of options and 104,501 shares available for future issuance under the 2001 Plan. The number of shares underlying options made to any one participant in a calendar year may not exceed 1,000,000 shares. The number of shares that could be issued and the number of shares subject to outstanding options may be adjusted in the event of a stock split, stock dividend, recapitalization or other similar event affecting the number of shares of our outstanding common stock.

The Compensation Committee administers the 2001 Plan. Subject to the specific provisions of the 2001 Plan, the Compensation Committee determined award eligibility, timing, amount and terms of the options. The Compensation Committee also interprets the 2001 Plan, establishes rules and regulations under the 2001 Plan and makes all other determinations necessary or advisable for the 2001 Plan’s administration. Options under the 2001 Plan must be nonqualified stock options. The Compensation Committee may specify any period of time following the date of grant during which options are exercisable, so long as the exercise period is not more than ten years. Upon exercise, the option holder may pay the exercise price in such form as the Compensation Committee will provide. Unless otherwise permitted by the Internal Revenue Code and Rule 16b-3 under the Securities Exchange Act of 1934 and approved in advance by the Compensation Committee, an option under the 2001 Plan may not be sold, assigned or otherwise transferred during its holder’s lifetime.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

We or one of our subsidiaries may occasionally enter into transactions with certain “related persons.” Related persons include our executive officers, directors, 5% or more beneficial owners of our common stock, immediate family members of these persons and entities in which one of these persons has a direct or indirect material interest. We refer to transactions with these related persons as “related party transactions.” In accordance with our written policy, the Audit Committee is responsible for the review and approval of each related party transaction with Misys and its subsidiaries and each other related party transaction exceeding $120,000. The Audit Committee considers all relevant factors when determining whether to approve a related party transaction including, without limitation, whether the terms of the proposed transaction are at least as favorable to us as those that might be achieved with an unaffiliated third party. Among other relevant factors, the Audit Committee considers the following:

•	the size of the transaction and the amount of consideration payable to a related person;

•	the nature of the interest of the applicable executive officer, director or 5% stockholder in the transaction;

•	whether the transaction may involve a conflict of interest;

•	whether the transaction involves the provision of goods or services to us that are available from unaffiliated third parties; and

•

whether the proposed transaction is on terms and made under circumstances that are at least as favorable to us as would be available in comparable transactions with or involving unaffiliated third parties.

All related party transactions below were either entered into before the counterparty became a related party or have been approved by the Audit Committee in conjunction with our policy described above.

Framework Agreement

On June 9, 2010, Allscripts entered into a Framework Agreement (the “Framework Agreement”) with Misys and Eclipsys, solely as a third party beneficiary of certain provisions of the Framework Agreement. Pursuant to the Framework Agreement, Allscripts and Misys agreed, among other things and subject to certain conditions, to reduce Misys’ existing indirect ownership interest in Allscripts. As of June 8, 2010, Misys held indirectly 79.8 million shares of Allscripts common stock, representing approximately 54.5% of the aggregate voting power of Allscripts’ capital stock. As of March 31, 2011, Misys did not hold any shares of Allscripts common stock.

Misys and Allscripts consummated the following transactions pursuant to the terms of the Framework Agreement:

•

100% of the issued and outstanding shares of an indirect subsidiary of Misys, which held 61.3 million shares of Allscripts common stock, was transferred to Allscripts in exchange for 61.3 million newly issued shares of Allscripts common stock (such shares being referred to as the “Exchange Shares” and the transaction described in this bullet being referred to as the “Exchange”);

•

Allscripts repurchased from Misys 24.4 million Exchange Shares at an aggregate purchase price of $577.4 million (the “Share Repurchase”), which included a payment of a premium of $117.4 million in connection with the sale by Misys of its controlling interest in Allscripts (based on the volume weighted average price of Allscripts common stock for the ten trading days immediately prior to the signing of the Framework Agreement);

•	Misys sold additional shares of Allscripts common stock in an underwritten secondary public offering (the “Secondary Offering”); and

•

On November 17, 2010, Kapiti Limited and ACT Sigmex Limited, each a wholly-owned subsidiary of Misys, sold 12,500,000 shares of Allscripts common stock, resulting in Misys holding approximately 3.5% of the outstanding shares of the Company’s common stock.

The Exchange, Share Repurchase and Secondary Offering are referred to as the “Coniston Transactions.”

Relationship Agreement

In connection with the entry into the 2008 merger agreement with Misys, Allscripts and Misys entered into a Relationship Agreement dated as of March 17, 2009, as amended (the “Relationship Agreement”). The Relationship Agreement set forth the agreement between Misys and Allscripts with respect to certain governance and other matters, including the composition of Allscripts’ board of directors, a voting agreement from Misys and a standstill agreement that Misys would not acquire more than 60 percent of the fully-diluted number of shares of Allscripts common stock. Pursuant to the Relationship Agreement, Misys agreed to cause all shares of our common stock held by it or any of its subsidiaries to be both represented at each meeting where directors are to be elected and voted in favor of the election of all of the director nominees nominated.

Pursuant to the Framework Agreement, on August 20, 2010, Allscripts and Misys entered into an Amended and Restated Relationship Agreement (the “Amended and Restated Relationship Agreement”), which amends and restates the terms of the Relationship Agreement. The Amended and Restated Relationship Agreement reduced the number of Allscripts directors that Misys had a right to nominate from six to two directors and provided that such number would be permanently reduced to one director if Misys owned less than 15.5 million shares of Allscripts common stock. The Amended and Restated Relationship Agreement further provided that such right would be permanently eliminated if Misys owned less than 5.0% of the then outstanding shares of Allscripts common stock or takes certain actions specified in the standstill provision referred to in the paragraph below. As noted above, on November 17, 2010, two wholly owned subsidiaries of Misys sold 12,500,000 shares of Allscripts common stock, resulting in Misys holding approximately 3.5% of the outstanding shares of the Company’s common stock. Upon the consummation of the sale of these shares, Misys ceased to have a right to nominate directors to the Company’s Board of Directors, and the Misys-nominated directors, John King and Stephen Wilson, resigned as members of the Allscripts Board.

The Amended and Restated Relationship Agreement also contains a customary standstill provision, which restricts Misys’ ability to acquire Allscripts securities for a period of five years after the closing of the Coniston Transactions. In addition, for a period of eighteen months after the closing of the Coniston Transactions, Misys is obligated, subject to certain exceptions, to not deploy, sell, license or market any electronic medical health record or physician practice management software, related applications or solutions in any country in the world where Allscripts is conducting such operations on the date of the Framework Agreement, or utilize the name Misys or any trade name, trademark, brand name, domain name or logo containing or associated with the name Misys in connection with any health information technology solutions.

Bank Guarantees

Pursuant to the Framework Agreement, Misys has obtained (i) a bank guarantee issued in favor of Allscripts on August 17, 2010 and delivered on August 20, 2010 by The Royal Bank of Scotland plc (“RBS”) in an amount of $168 million to support Misys’ obligation to indemnify Allscripts and its affiliates from, among other taxes, taxes imposed on Coniston, Inc., a Delaware corporation acquired by Allscripts in connection with the Coniston Transactions, as a result of the Coniston Transactions and certain related restructuring transactions and (ii) a bank guarantee issued in favor of Allscripts on August 17, 2010 and delivered on August 20, 2010 by RBS in an amount of $45 million to support Misys’ obligation to indemnify and hold harmless Allscripts and its affiliates from taxes imposed on Coniston, Inc. for periods ending on and prior to the closing date of the Coniston Transactions. Pursuant to the terms of the Framework Agreement, the $168 million bank guarantee terminated during T2010.

Registration Rights Agreement

On June 9, 2010, Allscripts entered into a registration rights agreement with Misys which provided that, for so long as Misys held at least 5% of the then outstanding number of shares of Allscripts common stock, Misys has the right to require Allscripts on not more than three occasions to file a registration statement under the Securities Act of 1933, as amended, registering the sale of all or a portion of the shares of Allscripts common stock owned by Misys that were not otherwise freely tradable. Allscripts had the right to defer the filing of such registration statement if doing so would impede any material transaction involving Allscripts, adversely affect any financing contemplated by Allscripts or require disclosure of any material non-public information that, if disclosed at such time, would be harmful to the interests of Allscripts or its stockholders. For a period of three years after the date of the Registration Rights Agreement, Misys may participate in any registration statement proposed to be filed by Allscripts, subject to restrictions if Misys’ participation would adversely affect Allscripts’ registration. Misys will be subject to a customary lock-up in connection with any equity offering by Allscripts unless the underwriters notify Misys that less than 80% of Misys’ shares requested to be included in the offering can actually be included in such offering, and Misys decides not to participate in the offering.

Allscripts agreed to pay all reasonable expenses incurred in connection with a demand or other registration, other than expenses of counsel for Misys, any underwriting discounts or commissions, and also agreed to indemnify Misys from losses incurred as a result of material misstatements or omissions in such registration statement. The Registration Rights Agreement terminated, effective with Misys ceasing to hold at least 5% of the outstanding shares of Allscripts common stock for ten consecutive business days.

Shared Services Agreement

Allscripts and Misys entered into a Shared Services Agreement dated as of March 1, 2009 as amended on June 9, 2010 (the “Shared Services Agreement”). The Shared Services Agreement expired in accordance with its terms on August 20, 2010. The Services Agreement was approved by the Audit Committee. The services provided to Allscripts included: (1) human resource functions such as administration, selection of benefit plans and designing employee survey and training programs; (2) management services; (3) procurement services such as travel arrangements, disaster recovery and vendor management; (4) research and development services such as software development; (5) access to information technology, telephony, facilities and other related services at Misys’ customer support center located in Manila, The Philippines; and (6) information system services such as planning, support and database administration. During T2010 and fiscal 2010, Allscripts provided Misys with certain tax, facility space and payroll processing services. During T2010 and fiscal 2010, Allscripts incurred $7.9 million and $14.4 million, respectively, in expenses for services provided by Misys under the Shared Services Agreement and the Transition Services Agreement, described below.

Transition Services Agreement

Pursuant to the Framework Agreement, on August 20, 2010, Allscripts and Misys entered into a Transition Services Agreement (the “Transition Services Agreement”) pursuant to which each party will continue to provide to the other certain services and personnel to support the other’s business, which services were previously provided under the Shared Services Agreement. The services that Misys agreed to provide Allscripts under the Transition Services Agreement include research and development services, customer support services and information systems services while Allscripts agreed to provide Misys financial services and tax services. During T2010, Allscripts provided Misys with certain research and development services, customer support services and information systems services and Allscripts provided Misys with certain financial services and tax services.

Stock Repurchase Agreement

On February 10, 2009, Allscripts entered into a Stock Repurchase Agreement (the “Repurchase Agreement”), with Misys, Misys Patriot Ltd. (“Misys UK Holdings”), and Misys Patriot US Holdings LLC (“Misys US Holdings” and collectively with Misys and Misys UK Holdings, “Misys”). Pursuant to the Repurchase Agreement, and during the two-year term of Allscripts’ previously announced open market purchase program, Allscripts had agreed to purchase from Misys, and Misys had agreed to sell to Allscripts, the number of shares of Allscripts’ common stock needed to keep Misys’ ownership percentage in Allscripts unaffected by the open market repurchases made by Allscripts. The repurchase price for any shares acquired pursuant to the Repurchase Agreement were the weighted average purchase price paid by Allscripts for all other shares acquired in the open market program. During T2010 and year ended May 31, 2010, Allscripts did not repurchase any shares from Misys pursuant to the Repurchase Agreement.

In connection with the closing of the Coniston Transactions, the Repurchase Agreement was terminated. No early termination penalties were incurred by Allscripts in connection with the termination of the Repurchase Agreement.

License Agreement

On October 10, 2008, Misys Open Source Solutions LLC, a subsidiary of Misys, licensed to Misys Healthcare on a nonexclusive, royalty-free, worldwide basis the proprietary components of the Misys Connect software owned by Misys’ open source division for use in healthcare information technology products and services (the “Proprietary License”). Under the terms of the Proprietary License, Misys Healthcare, Allscripts and Allscripts’ wholly-owned subsidiaries may license use of the proprietary Misys Connect software to their customers and are responsible for maintaining and supporting their customers’ use of the licensed Misys Connect software. The Proprietary License was entered into before Allscripts and Misys became related parties.

Misys Open Source Solutions Agreements

Allscripts and Misys Open Source Solutions, LLC (“MOSS”), a wholly-owned subsidiary of Misys, entered into a Consulting Agreement effective as of May 31, 2009. On August 17, 2010, Allscripts and MOSS entered into a Statement of Work that provides for MOSS to provide implementation services for up to 400 physicians related to the connectivity and integration of their e-prescribing and practice management systems into the Connecticut Health Information Exchange. Payment will consist of $800 per implemented physician, up to a total of $320,000. The work contemplated by this Statement of Work is anticipated to be completed by July 1, 2011.

Allscripts also entered into a Master Teaming Agreement for Proposals with MOSS, effective May 31, 2009. The Master Teaming Agreement was entered into for the purpose of establishing standards and conditions pursuant to which Allscripts and MOSS would act as a team for the purpose of preparing and submitting proposals to provide products and/or services to a customer where it is to their mutual benefit to do so. In the event that MOSS and Allscripts collaborate in preparing and submitting a proposal, an individualized teaming statement will be entered into between MOSS and Allscripts setting forth the specific terms and responsibilities of the parties.

Lease Agreement and Cost-Sharing Arrangement with BG Jet Corp.

Effective March 1, 2007, Eclipsys entered into a Lease Agreement and a Cost Sharing Agreement, each with BG Jet Corp., and an Assignment and Consent among Eclipsys, BG Jet Corp., NetJets Sales, Inc., NetJets Services, Inc. and NetJets Aviation, Inc. BG Jet Corp. is 50% owned by Mr. Eugene Fife, one of our directors who joined our board on August 24, 2010 in connection with the merger with Eclipsys. The NetJets entities are affiliated companies that in the aggregate provide a fractional aircraft interest and related services to BG Jet Corp. Eclipsys’ arrangement with BG Jet Corp. had an initial term of 11 months and was renewed for subsequent one year terms in February 2008, 2009, 2010 and 2011. Either Eclipsys or BG Jet Corp. may terminate the arrangement, without penalty, if Mr. Fife’s service on our board ceases, or as a result of a change in control of Eclipsys, or upon loss of use of the aircraft that is subject to the fractional interest, or upon transfer of the fractional interest in whole or part by BG Jet Corp.

BG Jet Corp. has agreed to make a portion of its fractional interest available to us. Pursuant to these agreements, (i) BG Jet Corp. leases its fractional interest to us from time to time to accommodate our flight needs, (ii) the NetJets entities provide directly to us the aircraft management services provided to BG Jet Corp. as part of the fractional ownership program, and (iii) Eclipsys and BG Jet Corp. divide the fixed monthly costs and hourly flight time charges according to each party’s respective usage of the fractional interest. This arrangement is structured to comply with applicable rules of the Federal Aviation Administration.

Our costs in connection with this arrangement include (i) fixed lease payments to BG Jet Corp. of $100 per month, (ii) payments to NetJets of our ratable share, based upon our usage, of the fixed monthly costs that BG Jet Corp. is obligated to pay to NetJets, and (iii) payments to NetJets for actual flight time used by the Company, plus federal excise taxes, fuel surcharges, and other miscellaneous items such as landing fees. The monthly management fee and hourly flight costs are the actual costs to BG Jet Corp. pursuant to its arrangements with NetJets, so the transaction is structured as a pass-through of BG Jet Corp.’s costs and not to profit BG Jet Corp. In addition, we do not make any payment to BG Jet Corp. in respect of BG Jet Corp.’s capital investment in its fractional interest.

During the period from August 24, 2010 (the date of the completion of the merger with Eclipsys) and December 31, 2010, we used 10.6 hours of the fractional interest. The amount that can be considered to benefit Mr. Fife and therefore represents his interest in the transaction is approximately $10,000, consisting of 50% (commensurate with his 50% interest in BG Jet Corp.) of $400 in monthly rentals paid to BG Jet Corp. and approximately $19,000 payable to NetJets for fixed monthly maintenance costs that would otherwise be paid by BG Jet Corp. The balance, consisting of incremental hourly flight costs, would not benefit Mr. Fife. If we use more than 10.6 hours in 2011, the benefit to Mr. Fife would increase ratably consistent with the foregoing.

This related person transaction was reviewed and approved by the Allscripts Audit Committee. The Allscripts Audit Committee considered the business need for periodic access to private aircraft and alternative sources of access to private aircraft, and concluded that the transaction with BG Jet Corp. was beneficial to us and on terms equal to or better than those available from unrelated third-party providers of private aircraft services.

Other

Warren Tullman, the brother of our Chief Executive Officer, Glen E. Tullman, is employed as Director, Market Segment. During the seven months ended December 31, 2010, Mr. Warren Tullman received compensation including a base salary of $140,000 per year and commission payments totaling $91,953. No stock-based compensation awards were granted to Mr. Tullman during the seven months ended December 31, 2010.

Roy Surges Jr., the brother of Jeff Surges, our former Group President of Sales, is employed as Enterprise Sales Executive—HSG at Allscripts. During the seven months ended December 31, 2010, Mr. Roy Surges received compensation including a base salary of $110,000 per year and commission payments totaling $36,131. No stock-based compensation awards were granted during the seven months ended December 31, 2010.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of three directors, each of whom is independent, as defined in NASDAQ’s listing standards and SEC regulations. The Audit Committee operates under a charter adopted by the board and consistent with NASDAQ and SEC requirements.

Management is responsible for Allscripts’ financial reporting process, including its systems of internal and disclosure controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. Allscripts’ independent registered public accounting firm, appointed by the Audit Committee, are responsible for auditing those financial statements.

The Audit Committee of Allscripts held nine meetings during the seven months ended December 31, 2010. During the meetings, discussions were had with management and PricewaterhouseCoopers LLP, Allscripts’ independent registered public accounting firm, regarding matters required by Statement on Auditing Standards No. 61 (Communications with Audit Committees), Statement on Auditing Standards No. 99 (Consideration of Fraud in a Financial Statement Audit) and SEC rules regarding auditor independence discussed in Final SEC Releases Nos. 33-8183 and 33-8183a. Discussions were also held with PricewaterhouseCoopers LLP regarding its independence from Allscripts. The Committee also received from PricewaterhouseCoopers LLP written disclosures and a letter regarding its independence required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.

Throughout the seven months ended December 31, 2010, management completed documentation, testing and evaluation of Allscripts’ internal control over financial reporting pursuant to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. At each quarterly meeting, management provided updates to the Audit Committee regarding progress made to complete management’s assessment of its internal control over financial reporting. As of February 28, 2011, management concluded that the internal control over financial reporting was effective at December 31, 2010. Management’s assessment and PricewaterhouseCoopers LLP’s audit of the effectiveness of internal control over financial reporting were included in Allscripts’ Transition Report on Form 10-K for the seven months ended December 31, 2010, under Item 9A, Controls and Procedures. The Audit Committee continues to oversee Allscripts’ efforts related to its internal control over financial reporting and management’s preparations for the evaluation in 2011.

During its meetings, the Audit Committee reviewed and discussed the unaudited quarterly and audited annual financial statements with management and PricewaterhouseCoopers LLP. Based on the foregoing, the Audit Committee recommended to the board that the audited financial statements be included in Allscripts’ Transition Report on Form 10-K for the seven months ended December 31, 2010, filed with the Securities and Exchange Commission.

Audit Committee

Marcel L. “Gus” Gamache, Chairman

Edward Kangas *

Michael J. Kluger

*	Mr. Kangas was appointed to our board of directors in August 2010.

PROPOSAL 2— APPROVAL OF THE ALLSCRIPTS HEALTHCARE

SOLUTIONS, INC. 2011 STOCK INCENTIVE PLAN

The Company’s Board of Directors is recommending stockholder approval of the Allscripts Healthcare Solutions, Inc. 2011 Stock Incentive Plan (the “2011 Plan”). The purposes of the 2011 Plan are:

•	To align the interests of the Company’s stockholders and recipients of awards under the 2011 Plan by increasing the proprietary interest of such recipients in the Company’s growth and success;

•	To advance the interests of the Company by attracting and retaining officers, other key management employees, directors and independent contractors; and

•	To motivate such persons to act in the long-term best interests of the Company and its stockholders.

Under the 2011 Plan, the Company may grant:

•	non-qualified stock options;

•	“incentive stock options” (within the meaning of Section 422 of the Internal Revenue Code);

•	stock appreciation rights (“SARs”);

•	restricted stock and restricted stock units (“Stock Awards”); and

•	performance units.

As of March 31, 2011, approximately 5,800 employees would be eligible to participate in the 2011 Plan and the closing price of our common stock was $20.99 per share. Upon approval of the 2011 Plan, no additional awards will be granted under the Company’s 1993 Stock Incentive Plan or any other plan previously maintained by the Company or Eclipsys Corporation under which equity awards remain outstanding as of the effective date of the 2011 Plan (collectively, the “Prior Plan”).

Plan Highlights

Some of the key features of the 2011 Plan include:

•	The 2011 Plan will be administered by a committee of the Company’s Board of Directors or a subcommittee thereof, that is comprised entirely of independent directors;

•	Options or SARs granted under the 2011 Plan may not be repriced without stockholder approval;

•	The number of shares authorized for grants under the 2011 Plan is 14,000,000, reduced by the number of shares subject to awards granted under the Prior Plan on or after January 1, 2011;

•

The number of shares available for issuance under the 2011 Plan shall be reduced by one (1) share for any shares subject to a Stock Award or performance unit and by one-half (0.5) of share for any shares subject to a stock option or SAR;

•	The purchase price of options and the base price for SARs granted under the 2011 Plan may not be less than the fair market value of the Common Stock on the date of grant; and

•

Minimum vesting of three years for time-based awards and one year for performance-based awards (other than time-based awards and performance-based awards that, in the aggregate, do not exceed 5% of the total number of shares available under the 2011 Plan).

Historical Share Grant Table

Since 2006, the Company’s annual equity grants have consisted solely of restricted stock unit and restricted stock awards. The grant of equity awards is generally tied to the overall financial and operating performance of the Company, the individual performance of the award recipient and the award recipient’s business unit or department.

The table below is provided to highlight the timing of the issuance of restricted stock unit and restricted stock awards by the Company. Although the Company’s fiscal year was previously May 31, the information below represents 36 months of data presented on a calendar year basis. Because this table presents information regarding equity grants made by the Company, the table excludes equity awards that were assumed in connection with the Eclipsys merger, with such awards identified in the applicable footnotes to the table. In addition, for performance-based awards for which the performance-based vesting conditions have been satisfied, the table presents information regarding the awards actually earned rather than the target award opportunity granted to award recipients. The Company believes that this additional disclosure is helpful to evaluate the dilutive impact of the Company’s equity compensation program.

	Shares (#)
	2008	2009	2010
Stock options granted	—	—	—	(1)
Time-vested restricted stock units granted (2)	1,830,435	3,179,865	1,422,595
Performance-based restricted stock units/restricted stock awards earned (3)	—	—	304,840

Total	1,830,435	3,179,865	1,727,435

Weighted average shares outstanding	97,196,728	144,329,014	159,023,366

(1)	Excludes 5,865,095 stock options that were assumed in connection with the Eclipsys merger.

(2)	Excludes performance-based restricted stock unit and restricted stock awards. The 2010 grants exclude 1,086,600 time-vested restricted stock units that were assumed in connection with the Eclipsys merger.

(3)	Represents performance-based restricted stock unit and restricted stock awards earned during the specified period based on the Company’s achievement of specified performance-based vesting conditions. For 2009, excludes target awards of 302,676 performance-based restricted stock units, of which 304,840 were actually earned in 2010. For 2010, excludes (a) target awards of 474,577 shares of performance-based restricted stock and (b) 452,110 shares of performance-based restricted stock that were assumed in connection with the Eclipsys merger. The 2010 grants remain subject to performance-based vesting conditions.

Description of the 2011 Plan

The following description is qualified in its entirety by reference to the plan document, a copy of which is attached as Appendix A and incorporated into this Proxy Statement by reference.

Administration

The 2011 Plan will be administered by a committee designated by the Board of Directors or a subcommittee thereof (the “Plan Committee”), consisting of two or more members of the Board. Each member of the Plan Committee may be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code and (iii) “independent” within the meaning of the rules of NASDAQ.

Subject to the express provisions of the 2011 Plan, the Plan Committee will have the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. The Plan Committee may delegate some or all of its power and authority under the 2011 Plan to the Board, the Chief Executive Officer or other executive officer of the Company as the Plan Committee deems appropriate, except that it may not delegate its power and authority to the Chief Executive Officer or any executive officer with regard to awards to persons who are (i) “covered employees” within the meaning of Section 162(m) of the

Internal Revenue Code or are likely to become such while an award is outstanding or (ii) subject to Section 16 of the Exchange Act.

Available Shares

Under the 2011 Plan, the maximum number of shares of Common Stock available for awards is 14,000,000, reduced by the number of shares of Common Stock subject to awards granted under the Prior Plan on or after January 1, 2011. The number of shares available for awards is subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar change or event. The number of available shares will be reduced by the sum of (i) one-half of the aggregate number of shares of Common Stock which become subject to outstanding options and free-standing SARs under the 2011 Plan and (ii) the aggregate number of shares of Common Stock which become subject to Stock Awards or are issued in settlement of performance units granted under the 2011 Plan. To the extent that shares of Common Stock subject to an outstanding option, free-standing SAR or Stock Award granted under either the 2011 Plan or the Prior Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares of Common Stock subject to an option cancelled upon settlement of a related tandem SAR or subject to a tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of Common Stock will again be available under the 2011 Plan; provided, however, that shares of common stock subject to an award under the 2011 Plan shall not again be available under the 2011 Plan if such shares are (x) shares that are subject to a stock-settled SAR and were not issued or delivered upon the net settlement of such SAR, (y) shares delivered to or withheld by the Company to pay the exercise price or the withholding taxes related to an outstanding award and (z) shares repurchased by the Company on the open market with proceeds of an option exercise. The number of shares that will again become available will be one-half of one share for each share subject to an option or free-standing SAR and one share for each share subject to a Stock Award or Performance Unit Award.

The maximum number of shares of Common Stock with respect to which options may be granted during any 12-month period to any person shall be 3,000,000, and the maximum number of shares of Common Stock with respect to which SARs may be granted during any 12-month period to any person shall be 3,000,000, in each case subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar change or event, or any distribution to holders of Common Stock other than a regular cash dividend. The maximum number of shares of Common Stock with respect to which Stock Awards subject to performance measures may be earned during each 12-month period in the performance period applicable to such Stock Awards by any person shall be 3,000,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization, reorganization, merger, spin-off or other similar change or event, or any distribution to holders of Common Stock other than a regular cash dividend. The maximum amount that may be earned with respect to Performance Units granted during each 12-month period in the performance period applicable to such performance units by any person shall be $10,000,000.

Change in Control

Unless otherwise determined by the Plan Committee pursuant to the terms of the 2011 Plan or provided in an award agreement or other agreement, in the event of change in control of the Company and a termination of employment or service under circumstances determined by the Board or the Plan Committee within 24 months following such change in control or within three months prior thereto in connection with such change in control (i) the outstanding options and SARs shall immediately become exercisable in full or in part, (ii) the restriction period applicable to the outstanding Stock Awards shall lapse in full or in part, (iii) the performance period applicable to the outstanding awards shall lapse in full or in part and (iv) the performance measures applicable to the outstanding awards shall be deemed satisfied at the target, maximum or any other level. In addition, in the event of a change in control, the Board or the Plan Committee may, in its discretion, require that shares of stock of the company resulting from such change in control, or the parent thereof, be substituted for some or all of the shares of common stock subject to outstanding awards as determined by the Board of Directors, and/or require outstanding awards to be surrendered to the Company in exchange for a payment of cash, shares of common stock in the company resulting from the change in control, or the parent thereof, or a combination of cash and shares.

Under the terms of the 2011 Plan, a change in control is generally defined as (i) any acquisition by a person or entity of more than 30% of the combined voting power of the Company’s then outstanding shares, with certain exceptions, (ii) an unapproved change in the majority of the Board members, (iii) a merger, reorganization or consolidation of the Company, unless, in any such case, the holders of the outstanding voting stock of the Company immediately prior to such merger, reorganization or consolidation holds more than 50% of the voting power of the surviving company; or (iv) a sale or other disposition of all or substantially all of the assets of the Company other than to an entity of which the company owns at least 50% of the voting power of such company or to a company with respect to the holders of the outstanding voting stock of the Company immediately prior to such sale or other disposition holds more than 50% of the voting power of such company.

Effective Date, Termination and Amendment

If approved by stockholders, the 2011 Plan will become effective as of March 21, 2011 and will terminate as of the first annual meeting of the Company’s stockholders to occur on or after the tenth anniversary of the effective date, unless earlier terminated by the Board of Directors. The Board may amend the 2011 Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) of the Internal Revenue Code and any rule of NASDAQ, and provided that no amendment may be made that impairs the rights of a holder of an outstanding award without the consent of such holder.

Stock Options and SARs

The 2011 Plan provides for the grant of stock options and SARs. The Plan Committee will determine the conditions to the exercisability of each option and SAR.

Each SAR shall be exercisable for no more than 10 years after its date of grant. The exercise price of a non-qualified stock option and the base price of an SAR will not be less than 100% of the fair market value of a share of Common Stock on the date of grant, provided that the base price of an SAR granted in tandem with an option (a “tandem SAR”) will be the exercise price of the related option. An SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of Common Stock (which may be restricted stock), cash or a combination thereof with a value equal to the difference between the fair market value of the Common Stock on the exercise date and the base price of the SAR.

Each option will be exercisable for no more than 10 years after its date of grant, unless the optionee owns greater than 10% of the voting power of all shares of capital stock of the Company (a “ten percent holder”), in which case the option will be exercisable for no more than five years after its date of grant. The exercise price of an incentive stock option will not be less than the fair market value of a share of Common Stock on its date of grant, unless the optionee is a ten percent holder, in which case the option exercise price will be the price required by the Internal Revenue Code, currently 110% of fair market value.

All of the terms relating to the exercise, cancellation or other disposition of stock options and SARs following the termination of employment of a participant, whether by reason of disability, retirement, death or any other reason, will be determined by the Plan Committee.

Stock Awards

The 2011 Plan provides for the grant of Stock Awards. The Plan Committee may grant a Stock Award either as a restricted stock award or a restricted stock unit award. Stock Awards will be non-transferable and subject to forfeiture if the holder does not remain continuously in the employment of the Company during the restriction period or if specified performance measures (if any) are not attained during the performance period. Except as otherwise specified in the award agreement, the restriction period of a Stock Award not subject to performance measures shall not be less than three years, subject to pro-rata vesting during such three-year restriction period, and the performance period of a Stock Award subject to performance measures shall not be less than one year. Notwithstanding the foregoing, the minimum restriction period and minimum performance period shall not be applicable to Stock Awards granted under the 2011 Plan with respect to the number of shares of Common Stock which, in the aggregate, do not exceed five percent of the total number of shares available under the 2011 Plan.

The agreement awarding restricted stock units will specify (1) whether such award may be settled in shares of Common Stock, cash or a combination thereof and (2) whether the holder will be entitled to receive on a current or deferred basis, dividend equivalents, with respect to such award. Any dividend equivalents with respect to restricted stock units shall be subject to the same restrictions as such restricted stock units.

Prior to settlement of a restricted stock unit, the holder of a restricted stock unit will have no rights as a stockholder of the Company.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock awarded will have rights as a stockholder of the Company, including the right to vote and receive dividends with respect to the shares of restricted stock, provided, however, that any dividends or other distributions with respect to shares of common stock will be deposited with the Company and will be subject to the same restrictions as the restricted stock.

All of the terms relating to the satisfaction of performance measures and the termination of a restriction period, or the forfeiture and cancellation of a Stock Award upon a termination of employment will be determined by the Plan Committee in accordance with the terms of the 2011 Plan.

Performance Unit Awards

The 2011 Plan also provides for the grant of performance unit awards. The agreement relating to a performance unit award shall specify whether such award may be settled in shares of common stock (including shares of restricted stock) or cash or a combination thereof. The agreement relating to a performance unit award shall provide, in the manner determined by the Plan Committee, for the vesting of such performance unit award if the specified performance measures are satisfied or met during the specified performance period. Prior to the settlement of a performance unit award in shares of common stock, the holder of such award will have no rights as a stockholder of the Company with respect to such shares. All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance unit award upon a termination of employment, whether by reason of disability, retirement, death or any other reason, will be determined by the Plan Committee.

Performance Measures

Under the 2011 Plan, the vesting, exercisability or payment of certain awards may be made subject to the satisfaction of performance measures. The performance goals applicable to a particular award will be determined by the Plan Committee at the time of grant. To the extent an award is intended to qualify for the performance-based exemption from the $1 million deduction limit under Section 162(m) of the Internal Revenue Code, as described below, the performance goals will be one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures: earnings, earnings per share; earnings before interest and taxes (“EBIT”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); stock price; financial return ratios, consisting of return on equity, return on assets and return on invested capital; the ratio of EBIT to capital; the ratio of EBITDA to capital; net income; operating income; bookings; revenues; profit margin; cash flow(s); expense reduction; working capital ratios; achievement of balance sheet or income statement objectives; successful implementation of strategic initiatives; customer satisfaction measures; and successful integration of acquisitions. Each such performance measure may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). Performance measures may be determined in accordance with generally accepted accounting principles (“GAAP”) or otherwise than in accordance with GAAP. In the case of earnings-based measures, in addition to the ratios specifically enumerated above, performance measures may include comparisons relating to capital (including, but not limited to, the cost of capital), stockholders’ equity, shares outstanding, assets or net assets, or any combination thereof. In the sole discretion of the Plan Committee, but subject to Section 162(m) of the Internal Revenue Code, the Plan Committee may (i) amend or adjust the performance measures or other terms and conditions of an outstanding award in recognition of unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles and (ii) reduce, but not increase, the payment of any award to any “covered employee,” within the meaning of Section 162(m) of the Internal Revenue Code.

Award Agreements

All awards will be evidenced by a written agreement containing such provisions not inconsistent with the 2011 Plan as the Plan Committee will approve. An agreement (or an employment agreement referred to therein) may provide that, or the committee may, in its sole discretion at any time, take action such that in the event of a termination of employment or in the event of a change in control (i) any outstanding options and SARs become exercisable in part or in full, (ii) all or any portion of a restriction period on any restricted stock, restricted stock units or performance units lapse, (iii) all or a portion of any performance period applicable to any performance shares or performance units lapse, and (iv) any performance measures applicable to any outstanding award be deemed satisfied at the target, maximum or any other level.

Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2011 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2011 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2011 Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to the corporation’s chief executive officer and the corporation’s three most highly compensated executive officers other than the chief executive officer or the chief financial officer. However, “qualified performance-based compensation” is not subject to the $1 million deduction limit. To qualify as performance based-compensation, the following requirements must be satisfied: (1) the performance goals are determined by a committee consisting solely of two or more “outside directors,” (2) the material terms under which the compensation is to be paid, including the performance goals, are approved by the corporation’s stockholders, and (3) the committee certifies that the applicable performance goals were satisfied before payment of any performance-based compensation is made. As noted above, the Plan Committee currently consists solely of “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. As a result, certain performance-based compensation under the 2011 Plan, including that payable with respect to options and SARs, is not expected to be subject to the $1 million deduction limit, but other compensation payable under the 2011 Plan, such as any Stock Award that is not subject to performance measures, would be subject to such limit.

Stock Options

A participant will not recognize taxable income at the time an option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and the Company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (1) the amount realized upon that disposition and (2) the fair market value of those shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction.

SARs

A participant will not recognize taxable income at the time SARs are granted and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense.

Stock Awards

A participant will not recognize taxable income at the time restricted stock is granted and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply. In addition, a participant receiving dividends with respect to restricted stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply.

A participant will not recognize taxable income at the time a restricted stock unit is granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company. The amount of ordinary income recognized is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply.

Performance Unit Awards

A participant will not recognize taxable income at the time performance units are granted and the Company will not be entitled to a tax deduction at that time. Upon settlement of performance units, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Internal Revenue Code apply.

Vote Required and Board Recommendation

The affirmative vote of holders of a majority of the shares of common stock represented at the meeting is required to approve the Allscripts Healthcare Solutions, Inc. 2011 Stock Incentive Plan.

The Board of Directors unanimously recommends a vote FOR the approval of the Allscripts Healthcare Solutions, Inc. 2011 Stock Incentive Plan.

PROPOSAL 3—NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Company asks that you indicate your approval of the compensation of our named executive officers as disclosed in this Proxy Statement under the heading “Executive Compensation.” The Company is providing this vote as required by Section 14A of the Securities Exchange Act of 1934, as amended. Section 14A was added to the Exchange Act by Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The advisory vote on executive compensation is a non-binding vote on the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this Proxy Statement. The advisory vote on executive compensation is not a vote on the Company’s general compensation policies or the compensation of the Company’s Board of Directors. The Dodd-Frank Act requires the Company to hold the advisory vote on executive compensation at least once every three years.

Because your vote is a non-binding advisory vote, it will not be binding on the Board of Directors. However, the Board of Directors and the Compensation Committee of the Board of Directors (the “Compensation Committee”) will review the voting results and take them into consideration when making future decisions regarding executive compensation.

As disclosed in the Compensation Discussion and Analysis, the Compensation Committee seeks to establish and implement a compensation system for the Company’s executive officers that is performance-oriented. The goals of the Company’s executive compensation program are to:

•	Enable the Company to attract, motivate and retain its executive officers by providing incentives which are competitive in the executive market;

•	Reward outstanding performance for an individual’s direct contribution to company and business unit goals;

•	Provide long-term incentive compensation through equity grants;

•	Provide for compensation that is both externally competitive and internally equitable; and

•	Ensure our executive officers’ compensation is aligned with our corporate strategies and business objectives, and the long-term interest of our stockholders.

The Compensation Committee continually reviews best practices in executive compensation in order to ensure that the Company’s executive compensation program achieves these goals. As a result of this review process, the Compensation Committee revised the Company’s executive compensation practices in recent years, including the following:

•	instituting a “double trigger” for the acceleration of equity awards that result from a change of control of the Company;

•	changing the mix of equity-based awards to include performance-based restricted stock units; and

•	eliminating tax gross-ups for severance payments resulting from a change of control of the Company for all of its named executive officers.

The Board of Directors believes that these changes, in combination with our retention of an independent compensation consultant, peer group review, limited executive perquisites, executive stock ownership guidelines and reasonable severance pay multiples contribute to an executive compensation program that is competitive yet strongly aligned with stockholder interest.

Vote Required and Board Recommendation

If a quorum is present, in order to approve the non-binding advisory vote on executive compensation, a majority of the shares present in person or by proxy at the stockholders meeting and entitled to vote on such proposal must vote in favor of it.

The Board of Directors unanimously recommends a vote FOR the approval of the compensation of our named executive officers as disclosed in this proxy statement under the heading “Executive Compensation.”

PROPOSAL 4—NON-BINDING ADVISORY VOTE ON THE FREQUENCY WITH WHICH A NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION SHOULD BE HELD

Section 14A of the Exchange Act requires the Company to include in its proxy statement a non-binding advisory vote on executive compensation not less frequently than once every three years. Section 14A also requires the Company to include in its proxy statement this year a separate non-binding advisory vote regarding whether the non-binding advisory vote on executive compensation should be held every year, every two years or every three years. As noted above, Section 14A was added to the Exchange Act by Section 951 of the Dodd-Frank Act.

While the Company will continue to monitor developments in this area, the Board of Directors currently plans to seek an advisory vote on executive compensation every three years. As noted in the Compensation Discussion and Analysis, our compensation program ties a substantial portion of the compensation provided to our executive officers to our long-term corporate performance and stockholder returns through equity grants. We believe that a triennial vote will give our stockholders the opportunity to more fully assess the success or failure of our long-term compensation strategies and the related business outcomes with the hindsight of three years of corporate performance. In addition, a triennial vote allows sufficient time for our Board to review and respond to stockholders views on executive compensation and to implement changes, if necessary, to our executive compensation program.

Stockholders are not voting to approve or disapprove of the Board’s recommendation. Instead, the proxy card provides stockholders with four choices with respect to this proposal: (1) one year, (2) two years, (3) three years or (4) abstaining from voting on the proposal. For the reasons discussed above, we are asking our stockholders to indicate their support for the non-binding advisory vote on executive compensation to be held every three years.

Because your vote is a non-binding advisory vote, it will not be binding on the Board of Directors. However, the Board of Directors will review the voting results and take them into consideration when making future decisions regarding the frequency with which the non-binding advisory vote on executive compensation will be held.

The Board of Directors unanimously recommends a vote for holding a non-binding advisory vote on executive compensation every “THREE” years.

PROPOSAL 5—RATIFICATION OF PRICEWATERHOUSECOOPERS LLP

On August 23, 2010, the board of directors approved the change of the fiscal year end from May 31st to December 31st. Our Audit Committee has appointed PricewaterhouseCoopers LLP to be our independent registered public accounting firm for year ending December 31, 2011. PricewaterhouseCoopers LLP audited our financial statements for the seven month period ended December 31, 2010. Although we are not required to do so, we believe that it is appropriate to request that stockholders ratify the appointment of PricewaterhouseCoopers LLP for the year ending December 31, 2011. If stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for the stockholders’ rejection and the Audit Committee may reconsider the appointment. Representatives of PricewaterhouseCoopers LLP will be present at the annual meeting. They will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

PricewaterhouseCoopers LLP audited the financial statements of Misys Healthcare Systems, LLC for its fiscal years ended May 31, 2007, 2006 and 2005 and Grant Thornton LLP audited the financial statements of legacy Allscripts for its fiscal years ended December 31, 2007, 2006 and 2005. The 2008 Misys Transactions were treated as a reverse acquisition for accounting purposes and, as such, the historical financial statements of the accounting acquirer, Misys Healthcare, have become our historical financial statements. The SEC has released guidance that, unless the same accountant reported on the most recent financial statements of both the accounting acquirer and the acquired company, a reverse acquisition results in a change of accountants. Upon the consummation of the 2008 Misys Transaction, the Audit Committee chose to (i) retain Grant Thornton LLP as Allscripts’ independent registered public accounting firm for the purpose of Grant Thornton LLP completing its review of Allscripts’ Form 10-Q for the quarterly period ended September 30, 2008 and (ii) engage PricewaterhouseCoopers LLP to be the independent registered public accounting firm for Allscripts for the fiscal year ending May 31, 2009, resulting in a change of accountants for Allscripts. Effective as of immediately after the November 10, 2008 filing of Allscripts’ Form 10-Q for the quarterly period ended September 30, 2008, Grant Thornton LLP was dismissed by the Audit Committee.

During Allscripts’ fiscal years ended December 31, 2007 and 2006, and during the subsequent interim period through October 17, 2008, we did not consult with PricewaterhouseCoopers LLP in regards to legacy Allscripts’ financial statements, which were audited by Grant Thornton LLP, with respect to any of (i) the application of accounting principles to a specified transaction, either completed or proposed; (ii) the type of audit opinion that was rendered on legacy Allscripts’ financial statements or the type of audit opinion that might be rendered on our financial statements; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K. During the fiscal years ended May 31, 2008 and 2007, and during the transition period through October 17, 2008, Misys Healthcare did consult with PricewaterhouseCoopers LLP, as its independent registered public accounting firm, with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed; and (ii) the type of audit opinion that was rendered on Misys Healthcare’s financial statements or the type of audit opinion that might be rendered on Misys Healthcare’s financial statements.

No report issued by Grant Thornton LLP on the financial statements of legacy Allscripts for its fiscal years ended December 31, 2007, 2006 or 2005 contained an adverse opinion or disclaimer of opinion, or qualification or modification as to uncertainty, audit scope, or accounting principles. In addition, during Allscripts’ fiscal years ended December 31, 2007 and 2006 and through the date on which Grant Thornton LLP was dismissed, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Grant Thornton LLP, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

We provided Grant Thornton LLP with a copy of the foregoing disclosures as contained in Item 4.01 of our Current Report on Form 8-K filed with the SEC on October 17, 2008 and the amendment thereto dated

November 17, 2008, and requested that Grant Thornton LLP furnish letters addressed to the SEC stating whether it agreed with the statements made by us included in such disclosure. A copy of such letters, dated October 17, 2008 and November 17, 2008, are filed as Exhibit 16.1 to that Current Report on Form 8-K and the amendment thereto, respectively.

The Board of Directors and Audit Committee unanimously recommend a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2011.

Disclosure of Independent Registered Public Accounting Firm Fees

The table below sets forth the fees billed for audit, audit-related, tax and all other services (including out-of-pocket expenses incurred by PricewaterhouseCoopers LLP in connection with providing such services and billed to us) paid to PricewaterhouseCoopers LLP for the seven month period ended December 31, 2010 and the fiscal years ended May 31, 2010 and 2009. Amounts in the table for periods prior to the consummation of the 2008 Misys Transactions on October 10, 2008 reflect amounts paid by Misys Healthcare to PricewaterhouseCoopers LLP.

	Seven Month Period Ended December 31, 2010	Fiscal Year Ended May 31, 2010	Fiscal Year Ended May 31, 2009
Audit fees	$2,451,400	$1,727,787	$1,643,979	(1)
Audit-related fees	113,000	1,046,225	222,685	(1)
Tax fees	152,475	32,650	—
All other fees	875	97,427	2,130

Total:	$2,717,750	$2,904,089	$1,868,794

(1)	Amount updated for $358,814 and $126,000 of fees omitted from the prior year disclosure of “Audit Fees” and “Audit-related fees,” respectively.

Audit fees relate to work performed on the financial statements, as well as work that generally only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and discussions surrounding the proper application of financial accounting and/or reporting standards.

Audit-related fees relate to assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

Tax fees relate to all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax analysis, assisting with coordination of execution of tax related activities primarily in the area of corporate development, supporting other tax related regulatory requirements, and tax compliance and reporting.

All other fees are those associated with services not captured in the other categories. All other fees for fiscal 2010 relate to services provided to assist the Company in implementing more efficient accounting processes including month-end close.

Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm within the four categories identified above.

Prior to engagement, the Audit Committee pre-approves independent registered public accountant services within each category. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budgeted fees periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members.

AVAILABILITY OF PROXY MATERIALS ON THE INTERNET

In lieu of distributing a printed copy of proxy materials for the annual meeting to each of our stockholders, we are making this proxy statement and our annual report for the seven month period ended December 31, 2010 available on the Internet to our stockholders. Each of our stockholders who, as of the date on which the notice is mailed, has not requested to receive all proxy materials from us in printed form or via email will receive a notice regarding the Internet availability of such materials, which will include instructions on how to access them, as well as how to vote online.

If you received the notice and would prefer to receive a copy of the materials for the annual meeting or future annual meetings of our stockholders via email or receive a printed copy of such materials via mail at no charge, please follow the instructions for obtaining such materials on the notice.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The SEC has adopted rules that permit companies to deliver a single notice regarding the availability of proxy materials on the Internet or a single copy of proxy materials to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. Upon request, we will promptly deliver a separate notice or a separate copy of proxy materials to one or more stockholders at a shared address to which a single notice or a single copy of proxy materials was delivered. Stockholders may request a separate notice or a separate copy of proxy materials by calling us at (312) 506-1230 or by mailing a request to our Secretary, Lee Shapiro, at Allscripts Healthcare Solutions, Inc., 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654. Stockholders at a shared address who receive multiple notices or multiple copies of proxy materials may request to receive a single notice or a single copy of proxy materials in the future in the same manner as described above.

FUTURE PROPOSALS

The deadline has passed for submitting a proposal to be raised at the 2011 Annual Meeting of Stockholders. Stockholder proposals requested to be included in the Company’s 2012 proxy statement must be received by the Company not later than January 21, 2012. Even if a proposal is not submitted in time to be considered for inclusion in the Company’s 2012 proxy statement, a proper stockholder proposal or director nomination may still be considered at the Company’s 2012 Annual Meeting of Stockholders, but only if the proposal or nomination is timely received by the Company. We must receive your proposal in writing on or after December 22, 2011, but no later than January 21, 2012. Any notice (for proposals other than relating to the nominations of directors described above) must contain a brief description of the business proposed to be brought before the meeting and the reasons for conducting the business at the meeting. In addition, the notice must present certain information concerning the stockholder making the proposal, who must be a stockholder of record at the time of giving the notice and be entitled to vote at the meeting.

OTHER MATTERS

At the date of this proxy statement, Allscripts management does not know of any business to be presented at the annual meeting other than the matters set forth above. No other business may be brought before the annual meeting other than the matters set forth above and those matters which may arise in connection therewith. However, if any other matter shall properly come before this annual meeting or any adjournment or postponement thereof and shall be voted upon, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by the proxy as to any matters that fall within the purposes set forth in the notice of annual meeting.

Appendix A

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

2011 STOCK INCENTIVE PLAN

I. INTRODUCTION

1.1 Purposes. The purposes of the Allscripts Healthcare Solutions, Inc. 2011 Stock Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining officers, other employees, directors and independent contractors and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

1.2 Certain Definitions.

“Agreement” shall mean the written or electronic agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Committee designated by the Board or a subcommittee thereof, consisting of two or more members of the Board, each of whom may be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and (iii) “independent” within the meaning of the rules of the Nasdaq Global Select Market or any other stock exchange on which the Common Stock is then traded.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company, and all rights appurtenant thereto.

“Company” shall mean Allscripts Healthcare Solutions, Inc., a Delaware corporation, or any successor thereto.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on the Nasdaq Global Select Market on the date as of which such value is being determined or, if the Common Stock is not listed on the Nasdaq Global Select Market, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee in good faith and in accordance with Section 409A of the Code.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) or, in the discretion of the Committee, cash, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Subsidiary.

“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition (x) in the case of a Restricted Stock Award, to the vesting of the holder’s interest in the shares of Common Stock subject to such award, or (y) in the case of a Restricted Stock Unit Award or Performance Unit Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award. To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder, such criteria and objectives shall include one or more of the following corporate-wide or subsidiary, division, operating unit or individual measures: earnings, earnings per share; earnings before interest and taxes (“EBIT”); earnings before interest, taxes, depreciation and amortization (“EBITDA”);stock price; financial return ratios, consisting of return on equity, return on assets and return on invested capital; the ratio of EBIT to capital; the ratio of EBITDA to capital; net income; operating income; bookings; revenues; profit margin; cash flow(s); expense reduction; working capital ratios; achievement of balance sheet or income statement objectives; successful implementation of strategic initiatives; customer satisfaction measures; and successful integration of acquisitions. Each such Performance Measure may be expressed on an absolute or relative basis and may include comparisons based on current internal targets, the past performance of the Company (including the performance of one or more subsidiaries, divisions, or operating units) or the past or current performance of other companies (or a combination of such past and current performance). Performance Measures may be determined in accordance with generally accepted accounting principles (“GAAP”) or otherwise than in accordance with GAAP. In the case of earnings-based measures, in addition to the ratios specifically enumerated above, Performance Measures may include comparisons relating to capital (including, but not limited to, the cost of capital), stockholders’ equity, shares outstanding, assets or net assets, or any combination thereof. In the sole discretion of the Committee, but subject to Section 162(m) of the Code, the Committee may (i) amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles and (ii) reduce, but not increase, the payment of any award to any “covered employee,” within the meaning of Section 162(m) of the Code.

“Performance Option” shall mean an Incentive Stock Option or Nonqualified Stock Option, the grant of which or the exercisability of all or a portion of which is contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Performance Unit” shall mean a right to receive, contingent upon the attainment of specified Performance Measures within a specified Performance Period, a specified cash amount or, in lieu thereof, shares of Common Stock having a Fair Market Value equal to such cash amount.

“Performance Unit Award” shall mean an award of Performance Units under this Plan.

“Prior Plan” shall mean the Allscripts Healthcare Solutions, Inc. 1993 Stock Incentive Plan, as amended, and each other plan previously maintained by the Company or Eclipsys Corporation under which equity awards remain outstanding as of the effective date of this Plan.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award shall remain in effect.

“SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

“Stock Award” shall mean a Restricted Stock Award or a Restricted Stock Unit Award.

“Subsidiary” shall mean any corporation, limited liability company, partnership, joint venture or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

“Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender or cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock) or, in the discretion of the Committee, cash, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

“Tax Date” shall have the meaning set forth in Section 5.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

1.3 Administration. This Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options (which may include Performance Options), (ii) SARs in the form of Tandem SARs or Free-Standing SARs, (iii) Stock Awards in the form of Restricted Stock or Restricted Stock Units and (iv) Performance Units. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, the number of SARs, the number of Restricted Stock Units and the number of Performance Units subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board or, subject to applicable law, to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that (i) the Committee may not delegate its power and authority to the Board or the Chief Executive Officer or other executive officer of the Company with regard to the grant of an award to any person who is a “covered employee” within the meaning of Section 162(m) of the Code or who, in the Committee’s judgment, is likely to be a covered employee at any time during the period an award hereunder to such employee would be outstanding and (ii) the Committee may not delegate its power and authority to the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

1.4 Eligibility. Participants in this Plan shall consist of such officers, other employees, Non-Employee Directors, independent contractors, and persons expected to become officers, other employees, Non-Employee Directors and independent contractors, of the Company or any of its Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Except as otherwise provided in an Agreement, for purposes of this Plan, references to employment by the Company shall also mean employment by a Subsidiary, and references to employment shall include service as a Non-Employee Director or independent contractor. The Company may determine, in its sole discretion, whether a participant is deemed to be employed during a leave of absence.

1.5 Shares Available. Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Section 1.5, the number of shares of Common Stock that shall initially be available for all awards under this Plan shall be 14,000,000, reduced by the number of shares of Common Stock subject to awards granted under the Prior Plan on or after January 1, 2011. To the extent the Company grants an option or a Free-Standing SAR under the Plan, the number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by a number equal to one-half (0.5) times the number of shares subject to such option or Free-Standing SAR. To the extent the Company grants a Stock Award or settles a Performance Unit Award in shares of Common Stock, the number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by a number equal to one (1.0) times the number of shares subject to such Stock Award or Performance Unit award. If this Plan is approved by the stockholders of the Company, no further awards may be granted under the Prior Plan.

To the extent that shares of Common Stock subject to an outstanding option, SAR or stock award granted under this Plan or under the Prior Plan are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related tandem SAR or shares subject to a tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under this Plan; provided, however, that shares of Common Stock subject to an award under this Plan shall not again be available under this Plan if such shares are (x) shares that were subject to a stock-settled SAR and were not issued or delivered upon the net settlement of such SAR, (y) shares delivered to or withheld by the Company to pay the exercise price or the withholding taxes related to an outstanding award and (z) shares repurchased by the Company on the open market with the proceeds of an option exercise. The number of shares that again shall be available pursuant to this paragraph shall be equal to (i) one-half (0.5) of a share for each share subject to an option or Free-Standing SAR described herein or subject to an option or free-standing SAR granted under the Prior Plan and (ii) one (1.0) share for each share subject to a Stock Award or Performance Unit Award described herein or subject to a restricted stock award or restricted stock unit award granted under the Prior Plan.

The number of shares of Common Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).

Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

To the extent necessary for an award to be qualified performance-based compensation under Section 162(m) of the Code and the regulations thereunder (i) the maximum number of shares of Common Stock with respect to which options may be granted during any 12-month period to any person shall be 3,000,000, and the maximum number of shares of Common Stock with respect to which SARs may be granted during any 12-month period to any person shall be 3,000,000, in each case subject to adjustment as provided in Section 5.7; (ii) the maximum number of shares of Common Stock with respect to which Stock Awards subject to Performance Measures may be earned during each 12-month period in the Performance Period applicable to such Stock Awards by any person shall be 3,000,000, subject to adjustment as provided in Section 5.7, and (iii) the maximum amount that may be earned with respect to Performance Units granted during each 12-month period in the Performance Period applicable to such Performance Units by any person shall be $10,000,000.

II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1 Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

Options may be granted in addition to, or in lieu of, any other compensation payable to officers, other employees, Non-Employee Directors and independent contractors, and in all cases shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of a Nonqualified Stock Option or an Incentive Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the exercise price per share of the shares subject to such option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares.

(b) Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than 10 years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, determine that an option is to be granted as a Performance Option and may establish an applicable Performance Period and Performance Measures which shall be satisfied or met as a condition to the grant of such option or to the exercisability of all or a portion of such option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2 Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a) Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR.

Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per share of the shares subject to such SAR may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.

(b) Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no SAR shall be exercised later than 10 years after its date of grant; and provided further, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the Shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of an SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c) Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request.

2.3 Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR upon a termination of employment or service with the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and set forth in the applicable award Agreement.

2.4 No Repricing. Notwithstanding anything in this Plan to the contrary and subject to Section 5.7, the Committee shall not (i) reduce the exercise price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower exercise price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the exercise price of such option or the base price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, in each case other than in connection with a Change in Control, without the approval of the stockholders of the Company.

III. STOCK AWARDS

3.1 Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The minimum Restriction Period and the minimum Performance Period specified in Section 3.2(b) relating to Restricted Stock Awards and specified in Section 3.3(b) relating to Restricted Stock Unit Awards shall not be applicable to awards granted under this Plan with respect to the number of shares of Common Stock which, in the aggregate, does not exceed five percent (5%) of the total number of shares available for awards under this Plan. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or a Restricted Stock Unit Award.

3.2 Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period. Notwithstanding the foregoing, but subject to Sections 3.1 and 5.3 (i) the Restriction Period of a Restricted Stock Award not subject to Performance Measures shall not be less than three (3) years, subject to pro-rata vesting during such three-year Restriction Period, and (ii) the Performance Period of a Restricted Stock Award subject to Performance Measures shall not be less that one (1) year.

(c) Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that any dividend or other distribution with respect to shares of Common Stock shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such dividend or other distribution was made.

3.3 Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period. Notwithstanding the foregoing, but subject to Sections 3.1 and 5.3 (i) the Restriction Period of a Restricted Stock Unit Award not subject to Performance Measures shall not be less than three (3) years, subject to pro-rata vesting during such three-year Restriction Period, and (ii) the Performance Period of a Restricted Stock Unit Award subject to Performance Measures shall not be less that one (1) year.

(c) Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Any dividend equivalents with respect to Restricted Stock Units shall be subject to the same restrictions as such Restricted Stock Units. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

3.4 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or the Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award shall be determined by the Committee in accordance with the terms of this Plan, including Sections 1.3, 3.2(b), 3.3(b) and 5.3, and set forth in the applicable award Agreement.

IV. PERFORMANCE UNIT AWARDS

4.1 Performance Unit Awards. The Committee may, in its discretion, grant Performance Unit Awards to such eligible persons as may be selected by the Committee.

4.2 Terms of Performance Unit Awards. Performance Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a) Number of Performance Units and Performance Measures. The number of Performance Units subject to a Performance Unit Award, the method of determining the value of each Performance Unit and the Performance Measures and Performance Period applicable to a Performance Unit Award shall be determined by the Committee.

(b) Vesting and Forfeiture. The Agreement relating to a Performance Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Unit Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c) Settlement of Vested Performance Unit Awards. The Agreement relating to a Performance Unit Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Unit Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the

Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Unit Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.

4.3 Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Unit Award, or any forfeiture and cancellation of such award upon a termination of employment or service with the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and set forth in the applicable award Agreement.

V. GENERAL

5.1 Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval at the Company’s 2011 annual meeting of stockholders and, if so approved, the Plan shall become effective as of the date on which the Plan was approved by the Board. This Plan shall terminate as of the first annual meeting of the Company’s stockholders to occur on or after the tenth anniversary of its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

Awards hereunder may be made at any time prior to the termination of this Plan, provided that no Incentive Stock Option may be granted later than 10 years after the effective date of this Plan. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.

5.2 Amendments. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by Section 2.4 or by applicable law, rule or regulation, including Section 162(m) of the Code and any rule of the Nasdaq Global Select Market, or any other stock exchange on which shares of Common Stock are traded; provided, however, that no amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

5.3 Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. An Agreement (or an employment agreement referred to therein) may provide that, or the Committee may, in its sole discretion at any time, take action such that in the event of a termination of employment or service or in the event of a Change in Control (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock, Restricted Stock Units or Performance Units shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Restricted Stock or Restricted Stock Units shall lapse, and (iv) the Performance Measures (if any) applicable to any outstanding award shall be deemed to be satisfied at the target, maximum or any other level. No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, the recipient of such award and, upon such execution and delivery of the Agreement to the Company within the time period specified by the Company, such award shall be effective as of the effective date set forth in the Agreement.

5.4 Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes or a charitable organization designated by the holder, in each case, without consideration. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

5.5 Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, in either case equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

5.6 Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7 Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share, the terms of each outstanding Restricted Stock Award and Restricted Stock Unit Award, including the number and class of securities subject thereto, the terms of each outstanding Performance Unit, the maximum number of securities with respect to which options or SARs may be granted during any fiscal year of the Company to any one grantee, the maximum number of shares of Common Stock that may be awarded during any fiscal year of the Company to any one grantee pursuant to a Stock Award that is subject to Performance Measures, and the maximum amount that may be payable pursuant to any Performance Unit Award granted during any fiscal year of the Company to any one grantee shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

5.8 Change in Control.

(a) Double-Trigger Vesting. Unless otherwise determined by the Committee pursuant to Section 5.3 or provided in an award Agreement or another agreement, in the event of a Change in Control of the Company and a termination of employment or service under circumstances determined by the Board or the Committee within 24 months following such Change in Control or within three months prior thereto in connection with such Change in Control (A) the outstanding options and SARs shall immediately become exercisable in full or in part, (B) the Restriction Period applicable to the outstanding Restricted Stock Awards and Restricted Stock Unit Awards shall lapse in full or in part, (C) the Performance Period applicable to the outstanding awards shall lapse in full or in part, and (D) the Performance Measures applicable to the outstanding awards shall be deemed to be satisfied at the target, maximum or any other level.

(b) Board and Committee Discretion. In the event of a Change in Control of the Company, the Board or the Committee may, in its discretion:

(i) require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 5.7; and/or

(ii) require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (A) a cash payment in an amount equal to (x) in the case of an option or an SAR, the number of shares of Common Stock then subject to the portion of such option or SAR surrendered, to the extent such option or SAR is then exercisable or becomes exercisable pursuant to Section 5.3 or the terms of an award Agreement or other agreement, multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price or base price per share of Common Stock subject to such option or SAR, (y) in the case of a Stock Award, the number of shares of Common Stock then subject to the portion of such award surrendered, to the extent the Restriction Period and Performance Period, if any, on such Stock Award have lapsed or will lapse pursuant to Section 5.3 or the terms of an award Agreement or other agreement and to the extent that the Performance Measures, if any, have been satisfied or are deemed satisfied pursuant to Section 5.3 or the terms of an award Agreement or other agreement, multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (z) in the case of a Performance Unit Award, the value of the Performance Units then subject to the portion of such award surrendered, to the extent the Performance Period applicable so such award has lapsed or will lapse pursuant to Section 5.3 or the terms of an award Agreement or other agreement and to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.3 or the terms of an award Agreement or other agreement; (B) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a Fair Market Value not less than the amount determined under clause (A) above; or (C) a combination of the payment of cash pursuant to clause (A) above and the issuance of shares pursuant to clause (B) above.

(b) Definition of Change in Control. A “Change in Control” shall mean and be determined to have occurred upon any one of the following events: (i) the date any person or group other than any Subsidiary

(or any employee benefit plans (or related trust) of the Company or any of its Subsidiaries) acquires beneficial ownership of securities possessing more than thirty percent (30%) of the total combined voting power of the Company’s then outstanding voting securities which generally entitle the holder thereof to vote for the election of directors (“Voting Power”); provided, however, that no Change in Control shall be deemed to have occurred solely by reason of any such acquisition by a corporation with respect to which, after such acquisition, more than sixty percent (60%) of the then outstanding shares of common stock of such corporation and the Voting Power of such corporation are then beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the stock and Voting Power of Company immediately before such acquisition, in substantially the same proportions as their ownership immediately before such acquisition; or (ii) the date the individuals who constitute the Board as of the date of the approval of this Plan by the Board (the “Incumbent Board”) cease for any reason other than their deaths to constitute at least a majority of the Board; provided that any individual who becomes a director after the date of the approval of this Plan by the Board whose election or nomination for election by Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered, for purposes of this definition, as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened solicitation by a person or group other than the Board for the purpose of opposing a solicitation by any other person or group with respect to the election or removal of directors of the Company; or (iii) the Company effects (A) a merger, reorganization or consolidation of Company with one or more corporations or entities, unless, in any such case, immediately after such merger, reorganization or consolidation, more than 50% of the Voting Power of the then outstanding securities of the corporation resulting from such merger, reorganization or consolidation is then owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the outstanding Voting Stock of Company immediately prior to such merger, reorganization or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such merger, reorganization or consolidation, of the outstanding Voting Stock of the Company; or (B) a sale or other disposition of all or substantially all of the assets of Company (x) other than to an entity of which Company owns at least 50% of the Voting Power or (y) other than to a corporation with respect to which, immediately after such sale or other disposition, more than 50% of the Voting Power of the then outstanding securities thereof is then beneficially owned, directly or indirectly, by all or substantially all of the persons who were the beneficial owners, respectively, of the Voting Stock of the Company immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the outstanding Voting Stock of the Company. For purposes of the foregoing definition, the terms “beneficially owned” and “beneficial ownership” shall have the meanings ascribed to them in Rule 13d-3 under the Exchange Act, the term “person” shall have the meaning ascribed to it in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act and “group” means two or more persons acting together in such a way to be deemed a person for purposes of Section 13(d) of the Exchange Act.

5.9 Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

5.10 No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

5.11 Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

5.12 Designation of Beneficiary. To the extent permitted by the Committee, a holder of an award may file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Company. Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.

5.13 Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.14 Section 409A. To the extent that the Committee determines that any award granted under this Plan is subject to Section 409A of the Code, the award Agreement evidencing such award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, this Plan and the award Agreements shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the effective date of this Plan. Notwithstanding any provision of this Plan to the contrary, in the event that following the effective date of this Plan, the Committee determines that any award may be subject to Section 409A of the Code and related Department of Treasury guidance (including such Department of Treasury guidance as may be issued after the effective date of this Plan), the Committee may adopt such amendments to this Plan and the applicable award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to (i) exempt the award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the award, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under Section 409A.

5.15 Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside the U.S. on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.

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ALLSCRIPTS HEALTHCARE SOLUTIONS, INC 222 MERCHANDISE MART, SUITE 2024 CHICAGO, IL 60654

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				For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote
FOR ALL of the following:				☐	☐	☐
1.	Election of Directors
Nominees
01	Dennis Chookaszian	02	Eugene V. Fife		03 Marcel L. “Gus” Gamache 04 Philip D. Green 05 Edward A. Kangas
06	Michael J. Kluger	07	Philip M. Pead		08 Glen E. Tullman
The Board of Directors recommends a vote FOR proposals 2 and 3.									For	Against	Abstain
2	Approval of the adoption of the Allscripts Healthcare Solutions, Inc. 2011 Stock Incentive Plan.								☐	☐	☐
3	Approval of the resolution to approve, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement.								☐	☐	☐
The Board of Directors recommends a vote for 3 YEARS on proposal 4:								1 year	2 years	3 years	Abstain
4	Non-binding advisory vote on the frequency with which a non-binding advisory vote on executive compensation should be held.							☐	☐	☐	☐
The Board of Directors recommends a vote FOR proposal 5:									For	Against	Abstain
5	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2011.								☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
For address change/comments, mark here. (see reverse for instructions)						☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com.

ALLSCRIPTS HEALTHCARE SOLUTIONS

This proxy is solicited by the Board of Directors

Annual Meeting of Stockholders

May 20, 2011 9:00 AM

The undersigned hereby appoints Glen Tullman and Lee Shapiro as proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them acting singly, to represent and vote, as designated below, all the shares of common stock of Allscripts Healthcare Solutions, Inc., a Delaware corporation (“Allscripts”), held of record by the undersigned at the close of business on March 31, 2011 at the Annual Meeting of Stockholders to be held May 20, 2011, promptly at Allscripts’ principal offices located at 222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654, or any adjournment or postponement thereof (the “Annual Meeting”), and authorizes and instructs said proxies to vote in the manner directed below.

This proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR proposals 1, 2, 3 and 5, and THREE years on proposal 4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting. If you wish to vote by telephone or via the Internet, please read the directions on the reverse side.

WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SUBMIT YOUR PROXY PROMPTLY BY TELEPHONE OR THROUGH THE INTERNET OR BY SIGNING, DATING AND RETURNING THE PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE.

Address change / comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side